ORBIMAGE INC.

AND

HSBC BANK USA
as Trustee

_______________________

Indenture

Dated as of November ____, 2003

_______________________

$54,000,000

Senior Subordinated Notes Due 2008

_______________________


Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of December
___, 2003

Trust 		Indenture
Indenture 	Section
Act
Section

310(a)(1)	7.11
(a)(2)		7.11
(a)(5)		7.11
(b)		7.8, 7.11
311(a)		7.12
(b)		7.12
312(a)		2.5
(c)		n/a
313(a)		7.6
(b)		7.6
(c)		7.6, 4.8
(d)		7.6
314(a)		4.8
(a)(4)		4.6
(c)(1)		11.5
(c)(2)		11.5
(e)		11.5
315(a)		7.1(c)
(b)		7.5
(c)		7.1(b)
(d)		6.5, 7.2
(e)		6.11
316(a)*		2.9
(a)(1)(A)	6.2, 6.5
(a)(1)(B)	6.4
(b)		6.7
(c)		11.7
317(a)(1)	6.8
(a)(2)		6.9
(b)		2.4
318(a)	11.1
*(last sentence)




Note:	This reconciliation and tie shall not, for any
purpose, be deemed to be a part of this Indenture.


TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND OTHER
PROVISIONS  OF GENERAL APPLICATION	3

SECTION 1.1	DEFINITIONS.	3
SECTION 1.2	INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.	3
SECTION 1.3	RULES OF CONSTRUCTION.	3

ARTICLE II. THE NOTES	3
SECTION 2.1	FORM AND DATING.	3
SECTION 2.2	EXECUTION AND AUTHENTICATION.	3
SECTION 2.3	TRUSTEE, REGISTRAR AND PAYING AGENT.	3
SECTION 2.4	PAYING AGENT TO HOLD MONEY IN TRUST.	3
SECTION 2.5	HOLDER LISTS.	3
SECTION 2.6	TRANSFER AND EXCHANGE.	3
SECTION 2.7	REPLACEMENT NOTES.	3
SECTION 2.8	OUTSTANDING NOTES.	3
SECTION 2.9	TREASURY NOTES.	3
SECTION 2.10	TEMPORARY NOTES.	3
SECTION 2.11	CANCELLATION.	3
SECTION 2.12	DEFAULTED INTEREST.	3
SECTION 2.13	PERSONS DEEMED OWNERS.	3
SECTION 2.14	CUSIP NUMBERS.	3

ARTICLE III. REDEMPTION AND
PREPAYMENT	3
SECTION 3.1	NOTICES TO TRUSTEE.	3
SECTION 3.2	SELECTION OF NOTES TO BE REDEEMED OR REPURCHASED.	3
SECTION 3.3	NOTICE OF REDEMPTION.	3
SECTION 3.4	EFFECT OF NOTICE OF REDEMPTION.	3
SECTION 3.5	DEPOSIT OF REDEMPTION PRICE.	3
SECTION 3.6	NOTES REDEEMED IN PART.	3
SECTION 3.7	OPTIONAL REDEMPTION.	3
SECTION 3.8	MANDATORY REDEMPTION.	3

ARTICLE IV.	3
COVENANTS	3
SECTION 4.1	PAYMENT OF NOTES.	3
SECTION 4.2	MAINTENANCE OF OFFICE OR AGENCY.	3
SECTION 4.3	CORPORATE EXISTENCE.	3
SECTION 4.4	PAYMENT OF TAXES AND OTHER CLAIMS.	3
SECTION 4.5	MAINTENANCE OF PROPERTIES AND INSURANCE.	3
SECTION 4.6	COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.	3
SECTION 4.7	COMPLIANCE WITH LAWS.	3
SECTION 4.8	REPORTS.	3
SECTION 4.9	WAIVER OF STAY, EXTENSION OR USURY LAWS.	3
SECTION 4.10	LIMITATION ON RESTRICTED PAYMENTS.	3
SECTION 4.11	LIMITATION ON TRANSACTIONS WITH AFFILIATES.	3
SECTION 4.12    LIMITATION ON INCURRENCE OF
INDEBTEDNESS OR ISSUANCE OF DISQUALIFIED
STOCK.	3
SECTION 4.13	DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.	3
SECTION 4.14	LIMITATION ON CHANGE OF CONTROL.	3
SECTION 4.15	LIMITATION ON SALES OF ASSETS AND SUBSIDIARY INTERESTS.	3
SECTION 4.16	LIMITATION ON LIENS.	3
SECTION 4.17	BUSINESS ACTIVITIES.	3
SECTION 4.18	LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.	3
SECTION 4.19	LIMITATION ON SALE OF CAPITAL STOCK OF SUBSIDIARIES.	3
SECTION 4.20	DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.	3
SECTION 4.21	LIMITATIONS ON CAPITAL EXPENDITURES.	3
SECTION 4.22	SUBSIDIARY GUARANTEES.	3
SECTION 4.23	LIMITATION ON PAYMENTS FOR CONSENT.	3

ARTICLE V. MERGER, CONSOLIDATION OR
SALE OF ASSETS	3
SECTION 5.1	MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.	3
SECTION 5.2	SUCCESSOR SUBSTITUTED.	3

ARTICLE VI. EVENTS OF DEFAULT AND
REMEDIES	3
SECTION 6.1	EVENTS OF DEFAULT.	3
SECTION 6.2	ACCELERATION.	3
SECTION 6.3	OTHER REMEDIES.	3
SECTION 6.4	WAIVER OF PAST DEFAULTS.	3
SECTION 6.5	CONTROL BY MAJORITY.	3
SECTION 6.6	LIMITATION ON SUITS.	3
SECTION 6.7	RIGHTS OF HOLDERS TO RECEIVE PAYMENT.	3
SECTION 6.8	COLLECTION SUIT BY TRUSTEE.	3
SECTION 6.9	TRUSTEE MAY FILE PROOFS OF CLAIM.	3
SECTION 6.10	PRIORITIES.	3
SECTION 6.11	UNDERTAKING FOR COSTS.	3

ARTICLE VII. TRUSTEE	3
SECTION 7.1	DUTIES OF TRUSTEE.	3
SECTION 7.2	RIGHTS OF TRUSTEE.	3
SECTION 7.3	INDIVIDUAL RIGHTS OF TRUSTEE AND AGENTS.	3
SECTION 7.4	TRUSTEE'S DISCLAIMER.	3
SECTION 7.5	NOTICE OF DEFAULT.	3
SECTION 7.6	REPORTS BY TRUSTEE TO HOLDERS.	3
SECTION 7.7	COMPENSATION AND INDEMNITY.	3
SECTION 7.8	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.	3
SECTION 7.9	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.	3
SECTION 7.10	SUCCESSOR TRUSTEE BY MERGER, ETC.	3
SECTION 7.11	TRUSTEE REQUIRED; ELIGIBILITY; DISQUALIFICATION.	3
SECTION 7.12	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.	3

ARTICLE VIII. DEFEASANCE AND
SATISFACTION AND DISCHARGE	3
SECTION 8.1	LEGAL DEFEASANCE AND COVENANT DEFEASANCE.	3
SECTION 8.2	SATISFACTION AND DISCHARGE.	3
SECTION 8.3	SURVIVAL OF CERTAIN OBLIGATIONS.	3
SECTION 8.4	ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.	3
SECTION 8.5	APPLICATION OF TRUST MONEYS AND GOVERNMENT SECURITIES.	3
SECTION 8.6	REPAYMENT TO THE COMPANY; UNCLAIMED MONEY.	3
SECTION 8.7	REINSTATEMENT.	3

ARTICLE IX. AMENDMENTS, SUPPLEMENTS
AND WAIVERS	3
SECTION 9.1	WITHOUT CONSENT OF HOLDERS.	3
SECTION 9.2	WITH CONSENT OF HOLDERS.	3
SECTION 9.3	EXECUTION OF SUPPLEMENTAL INDENTURES.	3
SECTION 9.4	EFFECT OF SUPPLEMENTAL INDENTURES.	3
SECTION 9.5	COMPLIANCE WITH TRUST INDENTURE ACT.	3
SECTION 9.6	REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.	3
SECTION 9.7	REVOCATION AND EFFECT OF CONSENTS.	3

ARTICLE X. SUBORDINATION	3
SECTION 10.1	AGREEMENT TO SUBORDINATE.	3
SECTION 10.2	LIQUIDATION; DISSOLUTION; BANKRUPTCY.	3
SECTION 10.3	DEFAULT ON SENIOR INDEBTEDNESS.	3
SECTION 10.4	ACCELERATION OF SECURITIES.	3
SECTION 10.5	WHEN DISTRIBUTION MUST BE PAID OVER.	3
SECTION 10.6	NOTICE BY COMPANY.	3
SECTION 10.7	SUBROGATION.	3
SECTION 10.8	RELATIVE RIGHTS.	3
SECTION 10.9	SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.	3
SECTION 10.10	DISTRIBUTION OR NOTICE TO REPRESENTATIVE.	3
SECTION 10.11	RIGHTS OF TRUSTEE AND PAYING AGENT.	3
SECTION 10.12	AUTHORIZATION TO EFFECT SUBORDINATION.	3

ARTICLE XI. MISCELLANEOUS	3
SECTION 11.1	TRUST INDENTURE ACT CONTROLS.	3
SECTION 11.2	NOTICES TO COMPANY AND TRUSTEE.	3
SECTION 11.3	NOTICES TO HOLDERS.	3
SECTION 11.4	TRUSTEE, PAYING AGENT AND REGISTRAR PROCEDURES.	3
SECTION 11.5	COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.	3
SECTION 11.6	COMPLIANCE CERTIFICATES AND OPINIONS.	3
SECTION 11.7	FORM OF DOCUMENTS DELIVERED TO TRUSTEE.	3
SECTION 11.8	ACTS OF HOLDERS; REGISTERED HOLDERS; RECORD DATES.	3
SECTION 11.9	SUCCESSORS AND ASSIGNS.	3
SECTION 11.10	SEVERABILITY.	3
SECTION 11.11	BENEFITS OF INDENTURE.	3
SECTION 11.12	GOVERNING LAW; JURISDICTION.	3
SECTION 11.13	LEGAL HOLIDAYS.	3
SECTION 11.14	NO RECOURSE AGAINST OTHERS; LIMITATION ON LIABILITY.	3
SECTION 11.15	COUNTERPARTS.	3


INDENTURE, dated as of November ___,
2003, by and between ORBIMAGE Inc. (the
"Company" or "ORBIMAGE") with its principal office at 21700 Atlantic Boulevard, Dulles, Virginia
20166, and HSBC Bank USA a New York banking corporation and trust company, as trustee (the
"Trustee").

RECITALS:

WHEREAS, the Company has duly
authorized the issuance of $54,000,000 aggregate principal amount of its Senior Subordinated Notes
Due 2008 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make
the Notes, when executed by the Company and authenticated and delivered hereunder, duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE
WITNESSETH: for and in consideration of the premises and the purchase of the Notes by the Holders (as hereinafter defined) thereof, each party hereto hereby mutually covenants and agrees, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.1	Definitions.
"Acceleration Notice" has the meaning set forth in Section 6.2(a).
"Acquired Debt" means, with respect to any specified Person:

(a)	Indebtedness of any other
Person existing at the time such other Person is merged with or into or became a Restricted
Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other
Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(b)	Indebtedness secured by a
Lien encumbering any asset acquired by such specified Person.

"Act" has the meaning set forth in Section
11.8(a).

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting
Equity Interests, by agreement or otherwise;
provided that beneficial ownership of 10% or more of the Voting Equity Interests (or the equivalent) of a Person shall be deemed to be control.

"Affiliate Transaction" has the meaning set forth in Section 4.11.

"Agent Member" means members of, or
participants in, the Depositary.

"Asset Sale" means:
(a)	the sale, lease, license,
conveyance or other disposition of any assets or rights (including, without limitation, by way of a Sale and Leaseback Transaction or similar arrangement) by the Company or a Restricted
Subsidiary of the Company (a "disposition"), provided that the disposition of all or substantially all of the assets of the Company and its Restricted
Subsidiaries taken as a whole will be governed by Sections 4.14 and/or 5.1 of this Indenture, and not by Section 4.15; and

(b)	except to the extent excluded
by clause (i) above, the issuance or disposition by the Company or any of its Restricted Subsidiaries of Equity Interests of the Company's Restricted
Subsidiaries;

in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions: (a) that has a Fair Market Value in excess of $2.5 million; or (b) for net proceeds in excess of $2.5 million.

Notwithstanding the foregoing, Asset Sales will not be deemed to include: (i) sales of imagery, imagery distribution or satellite tasking rights, software or rights in software for processing and storing imagery, license grants to imagery value-added resellers or distributors and other associated rights, and other sales of services, products or inventory, in each case, in the ordinary course of business and consistent with industry practice; (ii) a transfer of assets by the Company to any Guarantor or by a Restricted Subsidiary of the Company to the Company; (iii) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Guarantor; (iv) an exchange of an asset held by the Company or a Restricted
Subsidiary of the Company for an asset of a third party upon a determination by the disinterested members of the Board of Directors of the Company made in good faith (evidenced by a resolution approved by a majority of the disinterested members of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) that the asset received by the Company or a Restricted Subsidiary of the Company in such exchange (x) is a Related Asset, (y) has a Fair
Market Value at least equal to the fair market value of the asset transferred by the Company or such Restricted Subsidiary of the Company and (z) is usable in the ordinary course of the Company's business to at least the same extent as the asset transferred by the Company or such Restricted
Subsidiary; and (v) sales or dispositions of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or any of its Restricted
Subsidiaries.

"Asset Sale Offer" has the meaning set forth in Section 4.15(a).

"Asset Sale Offer Trigger Date" has the
meaning set forth in Section 4.15(a).

"Attributable Debt" means, with respect to any Sale and Leaseback Transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease
(including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges).

"Bankruptcy Code" means title 11, United
States Code, as amended from time to time.

"Business Assets" means any hardware,
software, technology, Intellectual Property, or other rights in or assets (or, in the case of clause (vi), inventory) relating to (i) the remote imaging satellites owned and/or operated by ORBIMAGE on the Issue Date, (ii) the lease for the OrbView-2 satellite held by ORBIMAGE, (iii) the OrbView
Satellite, (iv) any other remote imaging satellites developed, constructed or acquired by
ORBIMAGE, (v) the ground segment (or any components thereof) related to the operation of, and processing of data from, the satellites described in clauses (i)-(iv) above, and (vi) the Company's imagery catalogue and archive.

"Business Day" means any day other than a Saturday, Sunday or day on which commercial banking institutions in The City of New York, New
York are authorized or obligated by law or executive order to close.

"Capital Expenditures" means, for any
period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided, however, that for the purposes of Section 4.21, Capital Expenditures shall include any acquisition of Business Assets.

"Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

"Capital Stock" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents
(however designated) of corporate stock; (iii) in the case of a partnership, partnership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Cash Consideration" means any
consideration received from an Asset Sale in the form of cash or Cash Equivalents, in either case in U.S. dollars or freely convertible into U.S. dollars.

"Cash Equivalents" means:

(a)	United States dollars;

(b)	Government Securities;

(c)	certificates of deposit and
euro dollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances or money market deposit accounts with maturities not exceeding six months and overnight bank deposits, in each case with any Eligible Institution;

(d)	repurchase obligations with a
term of not more than seven days for underlying securities of the types described in clauses (ii) and
(iii) above entered into with any Eligible Institution;

(e)	commercial paper having the
highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

(f)	mutual funds or other pooled
investment vehicles investing solely in investments of the types described in (a) through (e) above.

"Change of Control" means:

(a)		the direct or indirect
acquisition of beneficial ownership of Voting
Equity Interests of the Company by any Person or group of Persons acting in concert, in an amount greater than the amount of Voting Equity Interests held contemporaneously by the current holders of a majority of the Voting Equity Interests of the Company.

(b)	the acquisition of the
Company, or the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, directly or indirectly, including through a liquidation or dissolution, of all or substantially all of the assets of the Company and its Restricted Subsidiaries or the combination of the Company or all or substantially all its assets with another Person (other than any such transfer to any Wholly Owned Restricted Subsidiary of the
Company), unless the acquiring or surviving Person shall be a corporation more than 50% of the combined voting power of which corporation's then outstanding Voting Equity Interests, after giving effect to such acquisition or combination, are owned, immediately after such acquisition or combination, by the owners of the Voting Equity
Interests of the Company outstanding immediately prior to such acquisition or combination;

(c)	the adoption of a plan
relating to the liquidation or dissolution of the Company (other than any such liquidation or dissolution to or for the benefit of any Wholly
Owned Restricted Subsidiary of the Company);

(d)	the revocation of any License
which revocation is not cured within thirty (30) days of the occurrence thereof or such later date when all applicable appeals have been finally determined, if during such appeal period the Company has received regulatory approval to continue operations under the License pending the outcome of such appeals; or

(e)	during any period of two
consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

"Change of Control Date" has the meaning set forth in
Section 4.14(b).
"Change of Control Offer" has the meaning set forth in Section 4.14(a).

"Change of Control Payment" has the
meaning set forth in Section 4.14(a).

"Change of Control Payment Date" has the meaning set forth in Section 4.14(b).

"Checkout" means that there has been a
determination by the Company (evidenced by a resolution approved by a majority of the disinterested members of the Board of Directors of the Company as set forth in an Officer's Certificate delivered to the _______________ and the Trustee
(the "Checkout Notice")) that (i) the OrbView
Satellite has achieved a performance capability such that it can be pursuant to the terms of the Procurement Agreement, and (ii) there is no further possibility of payment under the Initial Insurance
Policy or the Continuing Insurance Policy because the OrbView Satellite failed to achieve such performance capability prior to the Company's acceptance of the OrbView Satellite pursuant to the terms of the Procurement Agreement.

"Commission" means the U.S. Securities
and Exchange Commission or any successor body.

"Common Stock" means the common stock,
$.01 par value, of the Company.

"Consolidated Net Worth" means, with
respect to any Person as of any date:

(a)	the consolidated equity of the
equity holders of such Person and its consolidated
Restricted Subsidiaries as of such date; plus

(b)	the respective amounts
reported on such Person's balance sheet as of such date with respect to any series of preferred Equity
Interests (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; minus

(c)	all write-ups (other than
write-ups resulting from foreign currency translations and write-ups of tangible assets of a going-concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person; minus

(d)	all investments as of such
date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries; minus

(e)	all unamortized debt discount
and expense and unamortized deferred charges as of such date.
"Continuing Insurance Policy" has the
meaning set forth in Section 4.5(c).

"Copyright" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States
Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

"Copyright Licenses" means any written
agreement naming the Company or any Guarantor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

"Corporate Trust Office" means, with
respect to the Trustee or any agent, the principal corporate trust office of such Person.

"Covenant Defeasance" has the meaning set forth in Section 8.1(c).

"Default" means any event that is, or with the passage of time or the giving of notice, or both, would be an Event of Default.

"Definitive Note" has the meaning set forth in Section 2.6.

"Depository" means, with respect to the
Notes issuable or issued in whole or in part in the form of one or more Global Notes, The Depository
Trust Company, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Company shall designate from time to time in an Officers' Certificate delivered to the Trustee.

"Disqualified Stock" means any Capital
Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event: (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise at the option of the holder thereof; or (ii) is redeemable or is convertible or exchangeable for Indebtedness at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes are repaid, redeemed or retired in full.

"Eligible Institution" means a domestic
commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" or higher according to S&P or Moody's at the time as of which any investment or rollover therein is made.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire
Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital
Stock).

"Event of Default" has the meaning
specified in Section 6.1.

"Exchange Act" means the Securities
Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

"Fair Market Value" means, with respect
to any asset, the sale value that would be obtained in an arm's-length free market transaction, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, acting in good faith and by unanimous resolution, and which determination shall be evidenced by an Officers'
Certificate delivered to the Trustee.

"GAAP" means generally accepted
accounting principles set forth in the opinions and pronouncements of the Accounting Principles
Board of the American Institute of Certified Public
Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession and which are in effect on the Issue Date.

"Global Note" has the meaning set forth in
Section 2.1.

"Governmental Authority" means any
nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Government Securities" means securities that are direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

"Guarantee" or "guarantee" means a
guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner
(including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

"Guarantor" means any Subsidiary of the
Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and its successors and assigns.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under:
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) foreign currency hedge obligations; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest and foreign currency rates.

"Holder" means a Person in whose name a
Note is registered in the Note Register.

"Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease
Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable to the extent that any such accrued expense or trade payable is not more than 90 days overdue or is otherwise being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person and, in the event such indebtedness is not assumed by, and is otherwise non-recourse to, such Person, the amount of such indebtedness shall be deemed to equal the greater of book value or Fair Market Value of such assets), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any preferred stock issued by Subsidiaries of such Person, plus accrued and unpaid dividends, and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; and provided, that "Indebtedness" shall be calculated without duplication and after elimination of Intercompany Indebtedness.

"Indenture" means this instrument as
originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

"Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company (evidenced by a resolution of the majority of the Board of Directors of the Company as set forth in an Officers' Certificate delivered to the Trustee), qualified to perform the task for which it has been engaged and is disinterested with respect to the Company and its Affiliates.

"Initial Insurance Policy" means the
$51,000,000 combined risk insurance policy purchased by the Company for insurance coverage for combined risk of launch, satellite checkout and on-orbit satellite operations on the OrbView
Satellite.

"Intercompany Indebtedness" has the
meaning set forth in Section 4.12(b).

"Interest Payment Date" means, with
respect to any installment of interest on the Notes, June 30 and December 31 of each year.

"Investments" means, with respect to any Person, all investments by such Person in other
Persons (including Affiliates) in the forms of direct or indirect loans, guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness,
Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Notwithstanding the foregoing,
Investments shall not include advance payments for satellite capacity or imagery related services or products in the ordinary course of business.

"Issue Date" means November __, 2003
the date on which the Notes are first authenticated and delivered under this Indenture.

"Legal Defeasance" has the meaning set
forth in Section 8.1(b).

"License" means any Federal
Communications Commission license or
Department of Commerce license issued to the Company relating to the operation of the OrbView
Satellite (including the Department of Commerce license and the Federal Communications
Commission license currently owned by Orbital relating to the operation of OrbView-2), in line with the Company's current and planned commercial operations, and any other existing or future license issued to the Company or any of its Restricted
Subsidiaries relating to the operation of any existing or future satellites of the Company or any of its Restricted Subsidiaries, the revocation of which would have a Material Adverse Effect.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

"Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or (b) the ability of the Company to perform its obligations under this Indenture and the Notes, or (c) the validity or enforceability of this Indenture or the Notes.

"Moody's" means Moody's Investors
Service, Inc. or its successors.

"Net Income" means, with respect to any
Person, the net income (or loss) of such Person, determined in accordance with GAAP, excluding, however,

(a)	any gain (but not loss),
together with any related provision for taxes on such gain (but not loss), realized in connection with:
(a) any sale of assets (including, without limitation, dispositions pursuant to Sale and Leaseback
Transactions); or (b) the disposition of any securities by such Person or any of its Restricted
Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted
Subsidiaries; and

(b)	any extraordinary or
nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

"Net Proceeds" means (a) with respect to any Asset Sale, the aggregate cash proceeds received by the Company or any of its Restricted
Subsidiaries in respect of such Asset Sale
(including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements and provided that any such amount not so required to be paid for taxes shall be deemed to constitute Net Proceeds at the time such amount is not retained for such purpose), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including Equity Interests) that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets (including Equity Interests) established in accordance with GAAP (provided that the amount of any such reserve shall be deemed to constitute
Net Proceeds at the time such reserve shall have been released or is not otherwise required to be retained for such purpose) and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash
Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of legal, accounting and investment banking fees, discounts and sales commissions and net of taxes paid or payable as a result thereof.

"Non-Recourse Debt" means Indebtedness:

(a)	as to which neither
the Company nor any of its Restricted Subsidiaries:
(i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness); (ii) is directly or indirectly liable (as a guarantor or otherwise); or
(iii) constitutes the lender;

(b)	no default with
respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(c)	as to which the
lenders have been notified in writing that they will not have any recourse to the stock or assets of any of the Company or any of its Restricted
Subsidiaries.

"Note Custodian" means the Trustee, as
custodian with respect to the Global Notes, or any successor entity thereto.
"Note Register" has the meaning specified in Section 2.3.

"Notes" means the Notes issued under this Indenture.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"Officer" means, with respect to any
Person, the Chief Executive Officer, the President, any Vice President or the chief financial and accounting officer of such Person.

"Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief
Executive Officer, President or a Vice-President and the chief financial and accounting officer of such Person.

"Opinion of Counsel" means a written
opinion of legal counsel reasonably acceptable to the Trustee, and delivered to the Trustee.

"Orbital" means Orbital Sciences
Corporation, a Delaware corporation, or any successor entity whether by merger, sale of all or substantially all its assets or otherwise.

"OrbView Satellite" means the high-
resolution satellite currently designated as
OrbView-3 under the Amended and Restated
Procurement Agreement between the Company and Orbital dated February 25, 1998, as amended on December 31, 1998, and any Replacement Satellite.

"Pari Passu Indebtedness" means any
Indebtedness of the Company or a Restricted
Subsidiary that ranks equal in right of payment to the Notes.

"Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and
(c) all rights to obtain any reissues or extensions of the foregoing.

"Patent License" means all agreements,
whether written or oral, providing for the grant by or to the Company or any Guarantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

"Paying Agent" has the meaning set forth in
Section 2.3.

"Permitted Investment" means:

(a)	any Investments in the
Company or any Guarantor;

(b)	any Investments in cash or
Cash Equivalents;

(c)	Investments by the Company
or any Guarantor in a Person, provided that (i) the primary business of such Person is a Related
Business, (ii) the consideration paid by the Company or any of its Subsidiaries for such Investment consists solely of common Equity
Interests (other than Disqualified Stock) of the
Company, (iii) immediately following such
Investment, the Company's consolidated operating income, as determined in accordance with GAAP, for the four full fiscal quarters (the "Four Quarter
Period") ending on or prior to the date (the
"Transaction Date") of the Investment giving rise to the need to calculate such operating income and for which financial statements are then available and have been filed with the SEC pursuant to Section
4.8 hereof, after giving effect to such Investment on a pro forma basis, would be at least $1.00 greater than the Company's actual consolidated operating income for the Four Quarter Period immediately preceding such Investment, and (iv) such Person either (x) becomes a Guarantor ; or (y) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor;

(d)	Investments by the Company
or any of its Unrestricted Subsidiaries in a Person, provided that (i) the primary business of such Person is a Related Business, (ii) immediately following such Investment, the Company's consolidated operating income, as determined in accordance with GAAP, for the Four Quarter Period ending on or prior to the Transaction Date of the Investment giving rise to the need to calculate such operating income and for which financial statements are then available and have been filed with the SEC pursuant to Section 4.8 hereof, after giving effect to such Investment on a pro forma basis, would be at least $1.00 greater than the Company's actual consolidated operating income for the Four Quarter
Period immediately preceding such Investment, (iii) as a result of such Investment, such Person becomes an Unrestricted Subsidiary of the Company and (iv) the consideration paid for by the Company or any of its Subsidiaries consists solely of common Equity
Interests (other than Disqualified Stock) of the
Company, or Non-Recourse Debt of any of its Unrestricted Subsidiaries;

(e)	any Investment made as a
result of the receipt of non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.15 of this Indenture or a transaction not constituting an Asset Sale by reason of the $2.5 million threshold contained in the definition therein; and

(f)	any Investments constituting
Capital Expenditures which are permitted by and in compliance with Section 4.21.

"Permitted Liens" means:

(a)	Liens in favor of the
Company;

(b)	Liens securing Senior
Secured Indebtedness (including Permitted
Refinancing Indebtedness of the Senior Secured
Indebtedness);

(c)	Liens on property of a Person
existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or its Restricted Subsidiary;

(d)	Liens on property existing at
the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition and were not incurred in contemplation of such acquisition and following such acquisition do not extend to any property other than that acquired;

(e)	Liens to secure the
performance of statutory obligations, surety, appeal or performance bonds or other obligations of a like nature or mechanics' or purchase money Liens incurred in the ordinary course of business and consistent with industry practice; and

(f)	Liens for taxes, assessments
or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

"Permitted Refinancing Indebtedness" has the meaning set forth in Section 4.12.

"Person" means any individual,
corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"PIK Period" means any period in which
interest is payable in kind pursuant to Section 4.1 of this Indenture and Section 1 of the Notes.

"Proceeds Purchase Date" has the meaning set forth in Section 4.15(b)(ii).

"Record Date" shall have the meaning set forth in the form of the Note attached hereto as Exhibit A.

"Refinanced Indebtedness" has the meaning set forth in Section 4.12.

"Registrar" has the meaning set forth in
Section 2.3.

"Related Asset" means any asset used in
connection with a Related Business or Related
Satellite Business.

"Related Business" means any Related
Satellite Business and any business relating to the worldwide acquisition, marketing, processing and sales of remote imagery-based products and services.

"Related Satellite Business" means any
business relating to the design, development, and operation of remote imaging satellites and the worldwide marketing and sales of satellite-based remote imagery-based products and services.

"Replacement Satellite" means any satellite constructed to replace the OrbView Satellite in the event of a failure of the OrbView Satellite.

"Representative" means the indenture
trustee, if applicable, or other trustee, agent or representative for any Senior Secured Indebtedness.

"Requirement of Law" means, as to any
Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer" when used with
respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"Restricted Investment" means an
Investment other than a Permitted Investment.

"Restricted Payment" means: (i) the
declaration or payment of any dividend or any distribution on account of the Equity Interests of the Company (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), other than dividends or distributions declared or payable (x) in Equity
Interests (other than Disqualified Stock) of the
Company or any of its Restricted Subsidiaries or (y) to the Company or any Wholly Owned Restricted
Subsidiary of the Company; (ii) the purchase, redemption, defeasance, retirement for value or other acquisition or return for value of any Equity
Interests of the Company other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the
Company; (iii) any principal payment on (except at maturity), or any unscheduled payment or interest on, or purchase, redemption, defeasance or other acquisition or retire for value of any Indebtedness that is subordinated (whether pursuant to its terms, by operation of law, structurally or otherwise) to the Notes, including trade payables, which shall be paid only in accordance with customary business practices; or (iv) any Restricted Investment.
"Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act.

"Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

"S&P" means Standard & Poor's Ratings
Services, or its successors.

"Sale and Leaseback Transaction" means
any direct or indirect arrangement pursuant to which any property (other than Capital Stock) or assets is sold or transferred by a Person or a Subsidiary and is thereafter leased back from the purchaser or transferee thereof by such Person or one or more of its Subsidiaries.
"Securities Act" means the Securities Act of
1933, as amended (or any successor act) and the rules and regulations thereunder.

"Senior Indebtedness" means:

(1)	Indebtedness of the Company
or any Restricted Subsidiary outstanding under Senior Secured Indebtedness,

(2)	Indebtedness represented by
the Senior Notes;

(3)	Hedging Obligations with
respect to the items listed in the preceding clauses
(1) and (2); and

(4)	all Obligations with respect
to the preceding clause (1), (2) and (3).

"Senior Note and Security Agreement"
means the Note and Security Agreement, dated as of November ___, 2003, among the Company,
Harbert Distressed Investment Master Fund, Ltd.,
Magten Group Trust, Magten Partners, LP,
Redwood Master Fund, Ltd., Triage Offshore Fund,
Ltd., and Triage Capital Management, LP.

"Senior Notes" means the Senior Notes due
2008, issued by the Company pursuant to the Senior
Note and Security Agreement.

"Senior Secured Indebtedness" means any
Indebtedness of the Company or a Restricted
Subsidiary permitted to be incurred by Section
4.12(a)(b) or (h) that ranks senior in right of payment to the Notes and that is secured by any assets or property of the Company or any Restricted
Subsidiary.

"Significant Subsidiary" means any
Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-
X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.
"Stated Maturity" means, when used with
respect to any Note, June 30, 2008.
"Subsidiary" means, with respect to any
Person:

(a)	any corporation, association
or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person
(or a combination thereof); and

(b)	any partnership (a) the sole
general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person
(or any combination thereof).

"Subsidiary Guarantee" means, the
Guarantee by each Guarantor of the Company's payment obligations under this Indenture and the Notes, executed pursuant to the terms of this Indenture, which Guarantee will be substantially in the form of Exhibit C hereto.

"Successor Note" of any particular Note
means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

"TIA" means the Trust Indenture Act of
1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture
Act of 1939 as so amended.

"Trademarks" means (a) all trademarks,
trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof;
and all applications in connection therewith, whether in the United States Patent and Trademark
Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

"Trademark License" means any agreement, whether written or oral, providing for the grant by or to the Company or any Guarantor of any right to use any Trademark.

"Transfer Restricted Security" means each
Note, until the earliest to occur of (a) the date on which such Note has been disposed of in accordance with a registration statement under the Securities Act or (b) the date on which such Note is distributed to the public pursuant to Rule 144 or another exempt transaction under the Securities Act.

"Trustee" means HSBC Bank USA until a
successor Trustee shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

"Unrestricted Cash" means cash or Cash
Equivalents as set forth on the balance sheet of the Company prepared in accordance with GAAP as of 5:00 p.m. on the last day of the applicable six-month period or fiscal quarter minus, without duplication, the sum of cash or cash equivalents equal to (i) $10,000,000, (ii) amounts required to be shown as restricted cash or cash equivalents in accordance with GAAP on such balance sheet (or the notes thereto) and (iii) amounts required to be paid prior to or at the end of the applicable six-month period or fiscal quarter pursuant to any outstanding checks, commercial paper or other instruments issued by the Company through the last day of the applicable six-month period or fiscal quarter.

"Unrestricted Subsidiary" means:

(a)	any Subsidiary of the
Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.20 hereof and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b)	any Subsidiary of an
Unrestricted Subsidiary.
"Voting Equity Interests" means the Equity
Interest in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect or appoint the board of directors, executive committee or other governing body of such corporation or Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

"Wholly Owned Restricted Subsidiary" of
any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or one or more other Wholly
Owned Restricted Subsidiaries of such Person.

Section 1.2	Incorporation by Reference of Trust Indenture
Act.

Whenever this Indenture refers to a
provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.
The following TIA terms used in this Indenture have the following meanings: (1) "indenture securities" means the Notes; (2) "indenture security holder" means a Holder; (3) "indenture to be qualified" means this Indenture; (4) "indenture trustee" or "institutional trustee" means the Trustee;
and (5) "obligor" on the indenture securities means the Company or any other obligor on the Notes. All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings assigned to them therein.

Section 1.3	Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms
defined in this Article have the meanings assigned to them in this Article and, where appropriate, words of the masculine gender shall mean and include correlative words of the feminine and neutral genders and where applicable words in the singular shall mean and include the plural, and vice versa;

(2)	accounting
terms used herein and not otherwise defined have the meanings ascribed to them in accordance with GAAP;

(3)	the words
"herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4)	Articles and
Sections referred to by number shall mean the corresponding Articles and Sections of this Indenture;

(5)	any headings
preceding the texts of the several Articles and Sections of this Indenture, shall be solely for convenience of reference, and shall not constitute a part of this Indenture, nor shall they affect its meaning, construction or effect; and

(6)	any reference
to a statute shall be construed to include any statutory provision consolidating, amending or replacing the statute referred to.

ARTICLE II.
THE NOTES

Section 2.1	Form and Dating.

(a)	General Form of
Notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $1 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Notes will initially be issued in global form (the "Global Notes") and may be issued as one or more Global Notes. Global
Notes shall be substantially in the form of Exhibit A attached hereto (including the text and schedule called for by footnote 1 thereto). Definitive Notes shall be substantially in the form of Exhibit A attached hereto (excluding the text and schedule called for by footnotes 1).

(b)	Form of Global Notes
.. Each Global Note (i) shall represent such portion of the outstanding Notes as shall be specified therein, (ii) shall provide that it shall represent the aggregate amount of outstanding
Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions, (iii) shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to the respective accounts of the Agent Members (or such accounts as they may direct) at the Depositary, (iv) shall be delivered by the Trustee or its agent to the Company or a Note Custodian pursuant to the Depositary's instructions and (v) shall bear a legend substantially to the following effect:

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The
Depository Trust Company, a New York
corporation ("DTC"), New York, New York, to the
Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE
HEREOF FOR VALUE OR OTHERWISE BY OR
TO ANY PERSON IS WRONGFUL inasmuch as
the registered owner hereof, Cede & Co., has an interest herein.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished to the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(c)	Form of Definitive
Notes. Definitive Notes may be produced in any manner determined by the Officers of the Company executing such Notes, as evidenced by their execution of such Notes. The Trustee must register
Definitive Notes so issued in the name of, and cause the same to be delivered to, such Person (or its nominee). Except as provided in this Section 2.1 or
Section 2.6, no Person having a beneficial interest in the Global Note may exchange such beneficial interest for fully certificated Definitive Notes in duly registered form.

(d)	Provisions Applicable
to Forms of Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes shall be otherwise substantially identical except as provided herein.

Subject to the provisions of this Article II, the Holder of a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.2	Execution and Authentication.

A duly authorized Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form. If an Officer of the Company whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid or obligatory for any purpose or entitled to the benefits of this Indenture until authenticated by the manual signature of the Trustee or its authenticating agent.
The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon the delivery to the Trustee of a written order of the Company signed by two Officers, from time to time, authenticate
Notes for original issue up to an aggregate principal amount of $54,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section
2.7 hereof.

The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as the Trustee to deal with the Company or an Affiliate of the Company.

Section 2.3	Trustee, Registrar and Paying Agent.

The Company shall maintain an office or
agency in the Borough of Manhattan, the City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The
Registrar shall keep a note register ("Note
Register") of the Notes and of their transfer and exchange. The Company may also from time to time appoint one or more co-registrars and one or more additional paying agents. The term
"Registrar" includes any co-registrar and the term
"Paying Agent" includes any additional paying agent. The Company may change any Paying
Agent or Registrar upon notice to the Holders.  The
Company shall notify the Trustee in writing of the name and address of any Paying Agent or Registrar not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act, subject to the last paragraph of this Section 2.3, as such. The
Company or any of its Subsidiaries may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing shall act (i) as Paying
Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in this Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

The Company hereby appoints HSBC Bank
USA, at its Corporate Trust Office, as the Trustee hereunder and HSBC Bank USA, hereby accepts such appointment. The Trustee shall have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Company as may be mutually agreed upon in writing by the Company and the Trustee, and the Trustee shall keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.

The Company initially appoints The
Depository Trust Company to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

The Trustee may resign as Registrar or
Paying Agent upon 30 days prior written notice to the Company.

Section 2.4	Paying Agent To Hold Money In Trust.

The Company shall require each Paying
Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders and the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default or an Event of Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

The Company at any time may require a
Paying Agent to pay all money held by it to the Trustee. Upon payment of all such money over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.
Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable to it the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten
Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6	Transfer and Exchange.

(a)	Transfer and
Exchange of Definitive Notes
..  If notes in definitive form ("Definitive
Notes") are presented by a Holder to the Registrar with a request: (x) to register the transfer of the Definitive Notes; or (y) to exchange such Definitive
Notes for an equal principal amount of Definitive
Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange: (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing; and
(ii) in the case of a Definitive Note that is a Transfer
Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

(i)	if such
Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

(ii)	if such
Transfer Restricted Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

(iii)	if such
Transfer Restricted Security is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests in the case of a transfer of Notes with an aggregate principal amount of $100,000 or less), a certification to that effect (in substantially the form of Exhibit B hereto) and a certification of the applicable transferee (in substantially the form of Exhibit C hereto);

(iv)	if such
Transfer Restricted Security is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

(v)	if such
Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests) a certification to that effect (in substantially the form of Exhibit B hereto).

(b)	Restrictions on
Transfer of a Definitive Note for a Beneficial
Interest in a Global Note
..   A Definitive Note may not be exchanged
for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive
Note, duly endorsed or accompanied by appropriate instruments of transfer, together with: (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder pursuant to a valid exemption from the registration requirements of the Securities Act
(provided that the applicable transferor furnishes an Opinion of Counsel if the Company so requests) who wishes to take delivery thereof in the form of a beneficial interest in a Global Note; and (ii) whether or not such Definitive Note is a Transfer Restricted
Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, in which case the Trustee or its agent shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note
Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

(c)	Transfer and
Exchange of a Beneficial Interest in a Global Note
.. The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act, provided that if such Global Note is a Transfer Restricted Security, the
Holder thereof will furnish to the Trustee a certification (in substantially the form of Exhibit B hereto) to the effect that such beneficial interest is being transferred by such Holder pursuant to a valid exemption from the registration requirements of the Securities Act (provided that the applicable transferor furnishes an Opinion of Counsel if the Company so requests) who wishes to take delivery thereof in the form of a beneficial interest in a Global Note. Notwithstanding the foregoing, in the case of a Transfer Restricted Security, a beneficial interest in a Global Note being transferred in reliance on an exemption from the registration requirements of the Securities Act (other than in accordance with Rule 144 or Rule 904 under the Securities Act) may only be transferred for a Definitive Note and pursuant to the provisions of
Section 2.6(d) below.

(d)	Transfer and
Exchange of a Beneficial Interest in a Global Note for a Definitive Note.

(i)	Any Person
having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and, in the case of any Transfer Restricted Security, the following additional information and documents
(all of which may be submitted by facsimile):

(A)	if such
beneficial interest is being delivered to the Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B hereto);

(B)	if such
beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

(C)	if such
beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests), a certification to that effect (in substantially the form of Exhibit B hereto);
in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note
Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the principal amount.

(ii)	Definitive
Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(e)	Restrictions on
Transfer and Exchange of Global Notes
..   Notwithstanding any other provision of
this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor
Depositary or a nominee of such successor
Depositary.

(f)	Authentication of
Definitive Notes in Absence of Depositary
.. If at any time: (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or, if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes, the Depositary or the Note Custodian shall surrender such Global Note to the Trustee, without charge, and then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver in exchange for such Global Notes, Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Notes. Such Definitive Notes shall be registered in such names, as the Depositary shall direct in writing.

(g)	Legends
.. (i) Except as permitted by the following paragraphs (ii), and (iii), each Note evidencing
Global Notes and Definitive Notes (and Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:
THE NOTE (OR ITS PREDECESSOR)
EVIDENCED HEREBY WAS ORIGINALLY
ISSUED IN A TRANSACTION EXEMPT FROM
REGISTRATION UNDER SECTION 5 OF THE
UNITED STATES SECURITIES ACT OF 1933,
AS AMENDED (THE "SECURITIES ACT"),
AND THE NOTE EVIDENCED HEREBY MAY
NOT BE OFFERED, SOLD OR OTHERWISE
TRANSFERRED IN THE ABSENCE OF SUCH
REGISTRATION OR AN APPLICABLE
EXEMPTION THEREFROM.  THE HOLDER OF
THE NOTE EVIDENCED HEREBY AGREES
FOR THE BENEFIT OF ORBIMAGE INC. AND
ITS SUCCESSORS (THE "COMPANY") THAT
(A) SUCH NOTE MAY BE RESOLD, PLEDGED
OR OTHERWISE TRANSFERRED, ONLY IN
ACCORDANCE WITH AN EXEMPTION FROM
THE REGISTRATION REQUIREMENTS OF
THE SECURITIES ACT (AND BASED UPON
AN OPINION OF COUNSEL IF THE COMPANY
OR TRUSTEE, REGISTRAR OR TRANSFER
AGENT FOR THE SECURITIES SO
REQUESTS), (2) TO THE COMPANY OR (3)
PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT AND, IN EACH CASE, IN
ACCORDANCE WITH ANY APPLICABLE
SECURITIES LAWS OF ANY STATE OF THE
UNITED STATES OR ANY OTHER
APPLICABLE JURISDICTION AND (B) THE
HOLDER WILL, AND EACH SUBSEQUENT
HOLDER IS REQUIRED TO, NOTIFY ANY
PURCHASER FROM IT OF THE NOTE
EVIDENCED HEREBY OF THE RESALE
RESTRICTIONS SET FORTH IN (A) ABOVE.

	Upon any sale or transfer of a Transfer
Restricted Security (including any Transfer
Restricted Security represented by a Global Note) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (pursuant to an Opinion of Counsel reasonably satisfactory to the Company that no legend is required):

(A)	in the
case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted
Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer
Restricted Security;

(B)	in the
case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in
(i) above, but shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144 under the Securities Act (and based upon an Opinion of Counsel if the Company so requests), the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form of Exhibit B hereto).

(h)	Cancellation and/or
Adjustment of Global Notes
.. At such time as all beneficial interests in Global Notes have been exchanged for Definitive
Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee or its agent in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(i)	General Provisions
Relating to Transfers and Exchanges.

(i)	To permit
registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

(ii)	No service
charge shall be made to the Holder for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or registration of transfer pursuant to Sections 2.2, 2.10, 3.5, 3.8 and 4.14 hereto).

(iii)	All Definitive
Notes and Global Notes issued upon any
registration of transfer or exchange of Definitive
Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

(iv)	Neither the
Registrar nor the Company shall be required:

(A)	to
issue, to register the transfer of or to exchange
Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.1 hereof and ending at the close of business on the day of selection; or

(B)	to
register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)	to
register the transfer of or to exchange a Note between a Record Date and the next succeeding
Interest Payment Date.

(v)	The Trustee
shall authenticate Definitive Notes and Global
Notes in accordance with the provisions of Section
2.2 hereof.

Section 2.7	Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall, upon the written request of the Holder thereof, issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by such Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Paying Agent, the
Registrar and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional
obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.7 are
exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it (or its agent), those delivered to it (or its agent) for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note (other than a mutilated Note surrendered for replacement) is held by a "protected purchaser" (as such term is defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York).

If the principal amount of any Note is
considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the
Company, a Subsidiary or an Affiliate of any thereof) holds, on a maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

Section 2.10	Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Until such exchange, Holders of temporary
Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11	Cancellation.

The Company at any time may deliver Notes to the Trustee or its agent for cancellation. The
Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The
Trustee (or its agent) and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its usual procedures.
Certification of the destruction of all canceled Notes shall be delivered to the Company upon the Company's written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee (or its agent) for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee (or its agent) for cancellation pursuant to this Section 2.11.

Section 2.12	Defaulted Interest.

If the Company defaults in a payment of
interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The
Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.
The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

Section 2.13	Persons Deemed Owners.

Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Paying
Agent, the Registrar, the Company and any agent of the foregoing shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes (including the purpose of receiving payment of principal of and interest on such Notes; provided that defaulted interest shall be paid as set forth in Section 2.12), and none of the Trustee, Paying Agent, the Registrar, the Company or any agent of the foregoing shall be affected by notice to the contrary.

Section 2.14	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security
Identification Procedures, the Company will print
CUSIP numbers on the Notes, and the Trustee may use CUSIP numbers in notices of redemption and purchase as a convenience to Holders; provided, however, that any such notices may state that no representation is made as to the correctness of such numbers as printed on the Notes, and any such redemption or purchase shall not be affected by any defect or omission in such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III.
REDEMPTION AND PREPAYMENT

Section 3.1	Notices to Trustee.

If the Company elects to redeem Notes
pursuant to the optional redemption provisions of
Section 3.7 or is required to redeem Notes pursuant to Section 3.8, the Company shall furnish to the Trustee, at least 45 days but not more than 60 days before an optional redemption date pursuant to
Section 3.7 or at least 15 days but not more than 20 days before a mandatory redemption date pursuant to Section 3.8, an Officers' Certificate setting forth
(i) that the redemption is an optional redemption pursuant to Section 3.7 or a mandatory redemption pursuant to Section 3.8, (ii) the redemption date,
(iii) the principal amount of Notes to be redeemed,
(iv) the redemption price and (v) in a mandatory redemption pursuant to Section 3.8(a), the amount of Unrestricted Cash of the Company for the applicable fiscal period.

Section 3.2	Selection of Notes to Be Redeemed or
Repurchased.

Any payments made pursuant to this Article
III shall be applied first to unpaid charges or fees relating to the Notes, second to the accrued and unpaid interest on the Notes, and third to redeem
Notes at a price equal to 100% of their principal amount.

If less than all of the Notes are to be
redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes pro rata in accordance with the outstanding principal amount of the Notes outstanding immediately prior to such redemption or purchase.

The Trustee shall promptly notify the
Company, the Registrar and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected to be redeemed may be in whole dollar amounts of less than $1,000.
Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3	Notice of Redemption.

Subject to the provisions of Sections 3.7 and
3.8 hereof, at least 30 days but not more than 60 days before an optional redemption date pursuant to
Section 3.7 or at least 5 days but not more than 10 days before a mandatory redemption date pursuant to Section 3.8, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(i)	the redemption date;

(ii)	the redemption price;

(iii)	if any Note is being
redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(iv)	the name and address
of the Paying Agent to which the Notes are to be surrendered for redemption;

(v)	that Notes called for
redemption must be surrendered to the Paying
Agent to collect the redemption price;

(vi)	that, unless the
Company defaults in making such redemption payment, interest on Notes (or a portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)	the paragraph of the
Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)	that no representation
is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company's written request, the
Trustee shall give the notice of redemption in the Company name and at the Company expense;
provided, however, that the Company shall have delivered to the Trustee, at least 10 Business Days prior to the date on which any notice of redemption pursuant to this Article 3 is requested to be mailed by the Trustee, Officers' Certificates requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4	Effect of Notice of Redemption.

Once notice of redemption is mailed in
accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5	Deposit of Redemption Price.

Not less than one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the
provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1 hereof.

Section 3.6	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7	Optional Redemption.

(a)	The Company may, at
its option at any time after the Issue Date and after the Senior Notes have been repaid in full, redeem the Notes, in whole or in part, on at least 30 days' but not more than 60 days' notice to each Holder of Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

(b)	Any redemption
pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

Section 3.8	Mandatory Redemption.

(a)	On or before the 10th
day after the end of the first fiscal quarter following the fiscal quarter in which the Senior Notes are repaid in full, and on or before the 10th day after the end of each six-month period thereafter, the Company shall be required to make mandatory redemptions of the Notes in an amount equal to 100% of Unrestricted Cash as of the end of the applicable six-month period (or in the case of the first such payment, as of the end of the immediately preceding fiscal quarter). Any such mandatory redemption shall be made pro rata among all Holders of the Notes on at least 5 days' but not more than 10 days' notice to each Holder of the Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date, provided that the foregoing provision shall cease to be in further force and effect in the event that the Company has redeemed 50% of the aggregate principal amount of Notes initially issued and, if during the PIK Period, the Company pays the interest in cash that is otherwise required to be paid by this Indenture.

(b)	After the Senior Notes are repaid in
full, the Company shall be required to make mandatory redemptions of the Notes equal to 100% of the proceeds of any payments under the Initial Insurance Policy or the Continuing
Insurance Policy to the extent any proceeds exist or are paid. Any such mandatory redemption shall be made on at least 5 days' but not more than 30 days' notice to each Holder of the Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

(c)	Any redemption pursuant to this Section
3.8 shall be made pursuant to the provisions of
Section 3.1 through 3.6 hereof.


ARTICLE IV.
COVENANTS

Section 4.1	Payment of Notes.

The Company shall pay or cause to be paid the principal and premium (if any) of, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal and premium (if any) of, or interest on, the Notes shall be considered paid on the date it is due if the Paying Agent (other than the Company or an Affiliate of the Company) holds no later than 10:00 a.m., New York City time, on that date U.S. dollars designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. The Paying Agent shall return to the Company no later than five days following the date of payment, any money that exceeds such installment of principal and premium
(if any) of, and interest payable on, the Notes.

The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus
2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by a Requirement of Law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 4.2	Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

The Company may also from time to time
designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the
Corporate Trust Office of the Trustee as such office or agency of the Company in accordance with
Section 2.3.

Section 4.3	Corporate Existence.

Except as otherwise permitted by Articles
IV and V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries (if any) in accordance with the respective organizational documents of the Company and each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary;

Section 4.4	Payment of Taxes and Other Claims.

The Company shall pay or discharge or
cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries' properties and (ii) all lawful claims for labor, materials and supplies that, if unpaid, would by law become a Lien upon its properties or any of its Subsidiaries' properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and by appropriate proceedings properly instituted and diligently conducted and for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.5	Maintenance of Properties and Insurance.

(a)	The Company shall
maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions and improvements required for it to actively conduct and carry on its business.
The Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and existence its Patents, Patent Licenses, Copyrights, Copyright
Licenses, Trademarks and Trademark Licenses, except in so far as failure to do so could not reasonably be expected to result in a Material
Adverse Effect.

(b)	The Company shall
maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry (provided that insurance with respect to the OrbView Satellite, any Replacement Satellites shall be governed by clause (c) below).

(c)	In addition to the
foregoing, the Company shall obtain or maintain (as applicable) in full force and effect covering satellite
Checkout on-orbit operations (the "Continuing
Insurance Policy") with respect to the OrbView
Satellite, to be in effect for such period of time as required by the Senior Note and Security
Agreement, for total coverage in the amount of the lesser of (x) $50,000,000 and (y) the maximum amount of coverage which the Company may obtain at such time in the insurance market. The
Continuing Insurance Policy shall be payable in the event that such satellite fails to be checked out because it cannot be, or after checkout it ceases to be, used for commercial revenue producing service
(provided that the Continuing Insurance Policy may contain customary provisions for deductible payments and minimum thresholds for satellite failure). Following the termination of the Continuing Insurance Policy, the Company shall obtain or maintain (as applicable) in full force and effect on-orbit operations insurance with respect to the OrbView Satellite, upon such terms as are determined in good faith by the Board of Directors of the Company (evidenced by a resolution approved by a majority of the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) to be in the best interests of the Company.

Within 30 days following any date on which the Company is required to obtain insurance pursuant to this clause (c), the Company will deliver to the Trustee an insurance certificate certifying the amount of insurance then carried, and in full force and effect, and an Officers' Certificate stating that such insurance, together with any other insurance maintained by the Company, complies with this Indenture. In addition, the Company will cause to be delivered to the Trustee no less than once each year an insurance certificate setting forth the amount of insurance then carried, which insurance certificate shall entitle the Trustee to (i) notice of any claim under any such insurance policy; and (ii) at least 30 days' notice from the provider of such insurance prior to the cancellation of any such insurance and an Officers' Certificate that complies with the first sentence of this paragraph.

Section 4.6	Compliance Certificate; Notice of Default.

(a)	The Company shall
deliver to the Trustee, within 90 days after the end of each of the Company's fiscal years, an Officers'
Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of such officer's knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and that, to each officer's knowledge, at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)	So long as not
contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.8 shall be accompanied by a written report of the Company's independent accountants
(who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV, V or VI of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written report of the Company's independent accountants cannot be obtained, the Company shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such written report but was unable to do so.

(c)	If any Default or
Event of Default has occurred and is continuing or if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in
Section 11.2 hereof, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence and what action the Company is proposing to take with respect to thereto.

Section 4.7	Compliance with Laws.

The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations and orders of the United
States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties.

Section 4.8	Reports.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes within the time periods specified in the Commission's rules and regulations, copies of:

(i)	all Forms 8-K,
10-Q and 10-K filed with the Commission and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants; and

(ii)	if the
Company is not required to file such reports with the Commission, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of
Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants, and all information that would be required to be filed with the Commission on Form
8-K if the Company were required to file such reports.

Section 4.9	Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10	Limitation on Restricted Payments.

	The Company shall not, and shall not
permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment.

Section 4.11	Limitation on Transactions with Affiliates.

(a)	The Company shall
not, and shall not permit any of its Restricted
Subsidiaries to, sell, lease transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

(i)	such Affiliate
Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii)	the Company
delivers to the Trustee: (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $2.5 million, (x) a determination by the disinterested members of the Board of Directors of the Company made in good faith (evidenced by a resolution approved by at least a majority of the disinterested members of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) or
(y) an opinion as to the fairness of such Affiliate
Transaction to the Company or Restricted
Subsidiary of the Company involved in such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to development, launch and operations of satellites and remote imaging-related matters, a nationally recognized expert in the respective applicable industry; and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10 million, an opinion as to the fairness of such Affiliate Transaction to the Company or Restricted Subsidiary of the Company involved in such Affiliate Transaction from a financial point of view issued by an Independent
Financial Advisor or, with respect to development, launch and operations of satellites and remote imaging-related matters, a nationally recognized expert in the respective applicable industry.

(b)	The following shall
not be deemed Affiliate Transactions:

(i)	any
employment agreement, stock option or stock purchase agreement entered into by the Company or any of its Restricted Subsidiaries with any of their respective employees in the ordinary course of business and approved by the Board of Directors of the Company;

(ii)	transactions
between or among the Company and/or the
Guarantors;

(iii)	Permitted
Investments of a type referred to in clauses (i), (iii) and (iv) of the definition of Permitted Investments;

(iv)	the sale of
common Equity Interests (other than Disqualified
Stock) of the Company for cash to an Affiliate of the Company;

(v)	transactions
pursuant to agreements entered into with resellers
(other than any such reseller that is an Affiliate of any Person (other than the Company or any of its Subsidiaries) who owns, directly or indirectly, 5% or more of the Voting Equity Interests of any of the Company or its Subsidiaries or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company or any of its Subsidiaries, whether by agreement or otherwise) of the Company's products and services on terms no less favorable to the Company, in the aggregate taking the totality of the circumstances into consideration, than the
Company's standard agreements entered into with such parties in the ordinary course of business;

(vi)	payment of
reasonable directors fees to Persons who are not otherwise Affiliates of the Company; and

(vii)	the sale of
securities (other than common Equity Interests) of the Company for cash to an Affiliate of the Company; provided that: (A) an amount of such securities at least equal to the amount sold to such Affiliate have been or are being sold substantially simultaneously to Persons that are not Affiliates of the Company; (B) the price per security paid by such Affiliate is no less than the price paid by such non-Affiliates; and (C) the Company shall not have entered into any other arrangement with such non-
Affiliates to induce such non-Affiliates to purchase such securities.

Section 4.12	Limitation on Incurrence of Indebtedness or
Issuance of Disqualified Stock.

	The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including
Acquired Debt) or any Disqualified Stock except:

(a)	Senior Secured
Indebtedness not to exceed $15,000,000 in aggregate principal amount at any one time outstanding;

(b)	Indebtedness
represented by the Senior Notes and the Senior Note and Security Agreement;

(c)	Indebtedness
represented by the Notes and this Indenture;

(d)	Indebtedness under (A) Hedging Obligations,
provided that (1) the notional principal amount of any interest rate protection agreement does not significantly exceed the principal amount of payments due with respect to the Indebtedness being hedged therebyand (2) any agreements related to fluctuations in currency rates do not increase the outstanding
Indebtedness other than as a result of fluctuations in foreign currency exchange rates, and (B) performance, surety and workers' compensation bonds or other obligations of a like nature incurred in the ordinary course of business;

(e)	Indebtedness of any
Unrestricted Subsidiary of the Company that is Non-Recourse Debt; provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary;

(f)	Indebtedness owed to
and held by the Company or any Guarantors (the
Indebtedness incurred pursuant to this clause (f) being hereafter referred to as "Intercompany
Indebtedness"); provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of Intercompany Indebtedness to a Person other than the Company or any Guarantors, (y) any sale or other disposition of Equity Interests of the Company's Restricted Subsidiaries which holds
Intercompany Indebtedness such that such
Restricted Subsidiary ceases to be a Restricted
Subsidiary after such sale or other disposition or (z) designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

(g)	Indebtedness of the
Company or any of its Restricted Subsidiaries that is Non-Recourse Debt to finance purchase money obligations;

(h)	Indebtedness of the
Company or any of its Restricted Subsidiaries
("Permitted Refinancing Indebtedness") incurred to
refinance, replace or refund Indebtedness
("Refinanced Indebtedness") incurred pursuant to
clause (a) through (c), inclusive, of this Section
4.12; provided that: (x) the aggregate principal
amount of such Permitted Refinancing Indebtedness
does not exceed the aggregate principal amount of
the Refinanced Indebtedness (including accrued and
unpaid interest thereon and the amount of all
expenses, discounts and premiums incurred in
connection therewith); and (y) the Permitted
Refinanced Indebtedness is on terms at least as
favorable to the Holders of Notes as those contained
in the documentation governing the Refinanced
Indebtedness;.
(i)	Capital Lease
Obligations in an aggregate amount for all such Persons not to exceed $5 million at any one time outstanding; and

(j)	Indebtedness of the
Company or any of its Restricted Subsidiaries in addition to that described in clauses (b) through (i) of this Section 4.12, so long as the aggregate principal amount of all such Indebtedness, together with any Senior Secured Indebtedness permitted to be incurred pursuant to clause (a) shall not exceed
$15 million outstanding at any one time in the aggregate.

Section 4.13	Dividend and Other Payment Restrictions
Affecting Subsidiaries.

(a)	The Company shall
not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)	pay dividends
or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital
Stock or with respect to any other interest or participation in, or measured by, its profits;

(ii)	pay any
Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(iii)	make loans or
advances to the Company or any of its Restricted
Subsidiaries; or

(iv)	transfer any of
its properties or assets to the Company or any of its
Restricted Subsidiaries.
(b)	The restrictions set
forth in clause (a) above shall not apply to encumbrances or restrictions existing under or by reason of:

(i)	this Indenture
or the Notes;

(ii)	the Senior
Notes and the Senior Note and Security Agreement;

(iii)	Senior
Secured Indebtedness;

(iv)	applicable
law;

(v)	any instrument
governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(vi)	customary
non-assignment provisions in leases or other agreements entered into in the ordinary course of business;

(vii)	purchase
money obligations for property acquired in the ordinary course of business and consistent with industry practice that impose restrictions of the nature described in clause (iv) above on the property so acquired;

(viii)	Permitted
Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Refinanced Indebtedness;

(ix)	restrictions on
cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(x)	restrictions
relating to Permitted Liens that limit the right of the debtor to transfer the asset or assets subject to such Permitted Lien; or

(xi)	in the case of
clauses (i), (ii), (iii), (v), (vi), (vii), (viii) and (ix) above, any amendments, modifications, restatements, renewals, increases, supplements, modifications, restatements or refinancings thereof, provided that such amendments, modifications, restatements or refinancings are not more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence.

Section 4.14	Limitation on Change of Control.

(a)	Upon the occurrence
of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control
Offer") at an offer price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").

(b)	Within ten days
following the date on which any Change of Control occurs (the "Change of Control Date"), the
Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The notice shall state:

(i)	that the
Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn shall be accepted for payment;

(ii)	the purchase
price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

(iii)	that any Note
not tendered will continue to accrue interest;

(iv)	that, unless the
Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v)	that Holders
electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(vi)	that Holders
will be entitled to withdraw their election if the Paying Agent receives, not later than five Business
Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Notes purchased;

(vii)	that Holders
whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;
provided that each Note purchased and each new
Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

(viii)	the
circumstances and relevant facts regarding such Change of Control.

(c)	On or before the
Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent in U.S. dollars, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Trustee, Notes so accepted together with an Officers'
Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new
Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

The Company shall comply with the
requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this
Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof. The
Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment
Date. Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

(d)	The Company will
not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15	Limitation on Sales of Assets and Subsidiary
Interests.

(a)	The Company shall
not, and shall not permit any of its Restricted
Subsidiaries to consummate an Asset Sale unless:

(i)	the Company
or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

(ii)	at least 75% of
the consideration received in the Asset Sale by the Company or such Restricted Subsidiary, as the case may be, consists of (a) cash or Cash Equivalents or
(b) the assumption of Indebtedness (other than Indebtedness that is subordinated) of the Company or such Restricted Subsidiary and the release of the Company and the Restricted Subsidiaries, as applicable, from all liability on the Indebtedness assumed; and

(iii)	the aggregate
Fair Market Value of all non-Cash Consideration received therefor by the Company or such Restricted Subsidiary, as the case may be, when aggregated with the Fair Market Value of all other non-Cash Consideration received by the Company and its Restricted Subsidiaries from all other Asset
Sales since the Issue Date that has not yet been converted into cash or Cash Equivalents (in either case, in U.S. dollars or freely convertible into U.S.
dollars), does not exceed (without duplication) 5% of the aggregate Consolidated Tangible Net Assets of the Company at the time of such Asset Sale;
provided, however, that any securities, notes or similar obligations received by any of the Company or such Restricted Subsidiaries from such transferees that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiaries into cash, shall be deemed to be cash (to the extent of the net cash received) for purposes of clauses (ii) and (iii).

Within 270 days after the receipt of any Net
Proceeds from an Asset Sale, the Company may apply such Net Proceeds to: (i) make Capital
Expenditures permitted by Section 4.21 hereof, and
(ii) repay Senior Indebtedness. Pending the final application of any such Net Proceeds, the Company may temporarily invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any
Net Proceeds from an Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute
"Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $7.5 million (the "Asset
Sale Offer Trigger Date"), the Company will be required to make an offer to all Holders of Notes
(an "Asset Sale Offer") to purchase on a date not less than 30 nor more than 45 days following the Asset Sale Offer Trigger Date the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (and not solely the amount in excess of $7.5 million), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in clause (b) below. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general business purposes. If the aggregate amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis in accordance with the procedures set forth in Section
3.2.

Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.
The Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

If the Purchase Date is on or after a Record
Date and on or before the related Interest Payment
Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(b)	Each notice of an
Asset Sale Offer pursuant to this Section 4.15 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Asset Sale Offer Trigger Date to all Holders at their last registered addresses determined as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale
Offer and shall state the following terms:

(i)	that the Asset
Sale Offer is being made pursuant to Section 4.15 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in an Asset Sale
Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Excess
Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

(ii)	the purchase
price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Asset
Sale Offer, or such longer period as required by
law) (the "Proceeds Purchase Date");

(iii)	that any Note
not tendered will continue to accrue interest;

(iv)	that, unless the
Company defaults in making payment therefor, any Note accepted for payment pursuant to the Asset
Sale Offer shall cease to accrue interest after the Proceeds Purchase Date;

(v)	that Holders
electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds
Purchase Date;

(vi)	that Holders
will be entitled to withdraw their election if the Paying Agent receives, not later than five Business
Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Note purchased; and

(vii)	that Holders
whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;
provided that each Note purchased and each new
Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

On or before the Proceeds Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer which are to be purchased in accordance with this Section 4.15, (ii) deposit with the Paying Agent in U.S. dollars, an amount sufficient to pay the purchase price plus accrued interest of all Notes to be purchased and
(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest.

Any amounts remaining after the purchase of Notes pursuant to an Asset Sale Offer shall be returned by the Trustee to the Company.

The Company shall comply with the
requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under
Section 4.15 by virtue thereof.

(c)	The foregoing
provisions shall not apply to the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which shall be governed by the provisions of Article
V.

Section 4.16	Limitation on Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset or property now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

Section 4.17	Business Activities.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than that which is related to the design, development and operation of remote imaging satellites and the worldwide marketing and sales of remote imagery-based products and services.

Section 4.18	Limitations on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless (i) the gross cash proceeds of the Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of the Sale and Leaseback Transaction; (ii) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and complies with the covenants contained in Section 4.15 hereof; and
(iii) the Company or such Restricted Subsidiary would be entitled under Section 4.12 hereof to incur
Indebtedness (with the lease obligations being treated as Indebtedness for purposes of ascertaining compliance with this covenant) in respect of such Sale and Leaseback Transaction.

Section 4.19	Limitation on Sale of Capital Stock of
Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, issue, transfer, convey, lease or otherwise dispose of any shares of Capital Stock or other ownership interests in a Restricted Subsidiary of the Company or securities convertible or exchangeable into, or options, warrants, rights or other interest with respect to, Capital Stock of or other ownership interests in a Restricted Subsidiary of the Company to any Person (other than to the Company or a Wholly Owned Restricted Subsidiary of the
Company) except in a transaction that consists of a sale of all of the Capital Stock of or other ownership interests, such that the Subsidiary no longer constitutes a Subsidiary, in such Subsidiary owned by the Company and any Subsidiary of the Company that complies with the provisions contained in Section 4.15 and Article V hereof to the extent such provisions apply.

Section 4.20	Designation of Restricted and Unrestricted
Subsidiaries.

(a)	The Board of
Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if such designation if the Company could make an Investment (other than a Restricted Investment) in such Subsidiary under Section 4.10 hereof to be so designated:

(i)	has no
Indebtedness other than Non-Recourse Debt;

(ii)	is not party to
any agreement, contract, arrangement or
understanding with the Company or any Restricted
Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(iii)	is a Person
with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation: (1) to subscribe for additional
Equity Interests; or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

(iv)	has not
guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any of the Company or any of its Restricted
Subsidiaries;

(v)	in the case of a
corporate entity or limited liability company, has at least one director on its board of directors and at least one executive officer, in each case who is not a director or executive officer of the Company or any of its Restricted Subsidiaries; and

(vi)	has no
Subsidiaries that are Restricted Subsidiaries;

(vii)	provided,
however, that in the case of a Restricted Subsidiary to be so designated as an Unrestricted Subsidiary, neither the Company nor any Restricted Subsidiary shall at the time of such designation or at any time thereafter be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other
Obligation of the Subsidiary to be so designated
(including any right to take enforcement action against such Unrestricted Subsidiary).

(b)	Unless so designated
as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary. Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in compliance with this
Section 4.20, such Restricted Subsidiary shall be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

(c)	The Board of
Directors may designate any Unrestricted
Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(i)	such
designation is permitted, and is compliance with
Section 4.12 hereof (with any Indebtedness of such Unrestricted Subsidiary existing at the time of such designation being treated as an incurrence of such Indebtedness for purposes of Section 4.12 hereof), and

(ii)	no default or
Event of Default shall have occurred and be continuing or would result therefrom.

(d)	Any such designation
or redesignation by the Board of Directors in accordance with this Section 4.20 shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors giving effect to such designation or redesignation and an Officer's
Certificate that:

(i)	certifies that
such designation or redesignation complies with the preceding provisions, and

(ii)	gives the
effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made
(or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

Section 4.21	Limitations on Capital Expenditures.

The Company shall not pay or cause to be paid, any amounts for Capital Expenditures unless it has complied with this Section. For the year ended
December 31, 2003, the Company may make
Capital Expenditures up to and including
$4,300,000.  For the period from January 1, 2004 to
December 31, 2004, the Company may make
Capital Expenditures up to and including
$4,000,000, plus the amount, if any, by which Capital Expenditures in 2003 did not equal the maximum amount allowed hereunder for such year.
For every twelve-month period thereafter, the Company may make Capital Expenditures up to and including $2,500,000, plus the amount, if any, by which Capital Expenditures in prior periods had not equaled the maximum amount allowed hereunder for such periods. Notwithstanding the foregoing, the Company may make additional Capital
Expenditures during any period, provided that the funds for such Capital Expenditures consist of proceeds from the sale of Equity Interests of the Company.

Section 4.22	Subsidiary Guarantees.

If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the date of this Indenture, excluding all Subsidiaries that have been properly designated as Unrestricted
Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted
Subsidiaries, then that newly acquired or created
Subsidiary shall become a Guarantor and execute a supplemental indenture, substantially in the form of Exhibit D hereto, and deliver an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and is a legal, valid, binding and enforceable obligation of such Subsidiary, among other things, within five business days of the date on which it was acquired or created.

Section 4.23	Limitation on Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in the solicitation of documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders prior to the expiration of the solicitation.

ARTICLE V.
MERGER, CONSOLIDATION OR SALE OF
ASSETS

Section 5.1	Mergers, Consolidations and Sales of Assets.

(a)	The Company may
not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

(i)	the Company
is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United
States, any state thereof or the District of Columbia;

(ii)	the Person
formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(iii)	immediately
after such transaction, no Default or Event of Default exists;

(iv)	the Company,
or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

(v)	the Company
and the surviving entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with all applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

(b)	The Company will
not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

(i)	the resulting,
surviving or transferee Person will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Subsidiary
Guarantee;

(ii)	immediately
after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been incurred by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(iii)	the Company
will have delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;
provided, however, that the foregoing shall not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person will not be a Subsidiary of the Company and the other terms of this Indenture, including Section 5.1 hereof, are complied with.

(c)	For purposes of the
foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.2	Successor Substituted.

Upon any consolidation of the Company
with, or merger of either of the Company with or into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entity in accordance with Section
5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer to the successor corporation or entity and not the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor
Person had been named as the Company herein;
provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with, the provisions of Section 5.1 hereof.

ARTICLE VI.
EVENTS OF DEFAULT AND REMEDIES

Section 6.1	Events of Default.

"Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)	default for 5
days in the payment when due of interest on the Notes;

(ii)	default in
payment when due (whether at maturity, upon redemption or repurchase or acceleration, or otherwise) of the principal of or premium (if any) on the Notes;

(iii)	default in the
payment of principal or interest on the Notes required to be redeemed pursuant to Section 3.8 or purchased pursuant to Section 4.14 or Section 4.15 or failure by the Company to comply with the provisions of Article V;

(iv)	failure by the
Company or any of its Restricted Subsidiaries to comply with any of their covenants in this Indenture or the Notes within 30 days of the earlier of (A) receipt of notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the outstanding principal amount of the Notes or (B) actual knowledge by the Company of such failure;

(v)	default under
any indenture, mortgage or instrument (other than Senior Indebtedness) under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries
(or the payment of which is guaranteed by any the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

(A)	is
caused by a failure to pay principal of, or premium, if any, or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a
"Payment Default"); or

(B)	results
in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity;
and, in each case described in clause (A) and (B) of this paragraph, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, in the case of clause (iii), aggregates $1 million or more;

(vi)	default under
any instruments governing Senior Indebtedness, which default results in the acceleration (which acceleration has not been rescinded) of such Senior
Indebtedness prior to its express maturity or the right of the holders of such Senior Indebtedness to delay payment or distribution on the Notes;

(vii)	failure by the
Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted full liability and whose bond, premium or similar charge therefor is not in excess of $1 million) aggregating in excess of $1 million, which judgments are not paid, discharged or stayed within 60 days after their entry;

(viii)	any Subsidiary
Guarantee is, or Subsidiary Guarantees are, held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, including any denial or disaffirmation by a Guarantor or group of Guarantors of its or their Obligations under its or their Subsidiary
Guarantee(s), and such default continues for ten days after written notice, if such Guarantor individually is a Significant Subsidiary or if such group of Guarantors in the aggregate, would be considered a Significant Subsidiary if taken together;

(ix)	the entry by a
court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Restricted
Subsidiary of the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either of the Company or any Restricted Subsidiary of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or

(x)	the
commencement by the Company or any Restricted
Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Restricted
Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the either of Company or any Restricted Subsidiary of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted
Subsidiary of the Company in furtherance of any such action.

Section 6.2	Acceleration.

(a)	If an Event of
Default, other than an Event of Default specified in
Section 6.1(ix) or (x) with respect to the Company, any Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, if considered to be one entity when taken together, would constitute a Significant Subsidiary, occurs and is continuing and has not been waived pursuant to Section 6.4, then the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest on all the outstanding Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective
Event of Default, such notice to be deemed a "notice of acceleration" (an "Acceleration Notice"), and the same shall become immediately due and payable.

(b)	If an Event of Default
specified in Section 6.1(ix) or (x) with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, if considered to be one entity when taken together, would constitute a Significant Subsidiary occurs and is continuing, then all unpaid principal of, and premium (if any) and accrued and unpaid interest on all of the outstanding Notes shall become immediately due and payable without further action or notice on the part of the Trustee or any Holder.

(c)	At any time after a
declaration of acceleration with respect to the Notes in accordance with Section 6.2(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences, but only: (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due the Trustee pursuant to Section 7.7, and (v) if the Trustee shall have received an Officers'
Certificate that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3	Other Remedies.

If an Event of Default occurs and is
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or premium (if any) of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding
even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law. For clarification purposes, any Holder may pursue its remedies hereunder and upon payment of such Holder's Notes, such Holder shall not be required to deliver any proceeds relating thereto to the other
Holders of outstanding Notes.

Section 6.4	Waiver of Past Defaults.

Subject to Sections 2.9, 6.2, 6.7 and 9.2, at any time prior to a declaration of acceleration with respect to the Notes in accordance with Section
6.2(a), the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of principal or premium (if any) of or interest on any Note as specified in clauses (i) and
(ii) of Section 6.1. Such waiver by the Holders shall not constitute a waiver by the Holders of any subsequent Default or Event of Default.

Section 6.5	Control by Majority.

Subject to Section 2.9, the Holders of a majority in principal amount of the outstanding
Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder.

Section 6.6	Limitation on Suits.

A Holder may not pursue any remedy with
respect to this Indenture or the Notes unless:

(i)	the Holder
gives to the Trustee written notice of a continuing
Event of Default;

(ii)	Holders of at
least 25% in principal amount of the outstanding
Notes make a written request to the Trustee to pursue the remedy;

(iii)	such Holders
offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(iv)	the Trustee
does not comply with the request within 30 days after receipt of the request and the offer of satisfactory indemnity; and

(v)	during such
30-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium (if any) or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including, without limitation, acceleration, by the Holders of a majority in principal amount of outstanding Notes, provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

A Holder may not use this Indenture to
prejudice the rights of another Holder or to obtain a preference or priority over such other Holder, it being understood and intended that no one or more
Holders shall have any right by virtue of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders, or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.7	Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8	Collection Suit by Trustee.

If an Event of Default in payment of
principal or interest  specified in clause (i) or (ii) of
Section 6.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.7.

Section 6.9	Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to
Section 7.7) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator or other similar official in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. The Company's payment obligations to the Trustee under this Section 6.9 shall be secured in accordance with the provisions of Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10	Priorities.

If the Trustee collects any money or
property pursuant to this Article VI, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under
Section 7.7;

Second: if the Holders are forced to proceed against the Company directly without the Trustee, to the Holders for their collection costs including, without limitation, any costs incurred in connection with protection or assertion of their rights under this Indenture or the Bankruptcy Code in a bankruptcy or reorganization of the Company;

Third:  to Holders for amounts due and
unpaid on the Notes for principal and premium (if any) and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

Fourth:  to the Company or any other
obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the
Company, may fix a record date and payment date for any payment to Holders pursuant to this Section
6.10.

Section 6.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE VII.
TRUSTEE

Section 7.1	Duties of Trustee.

(a)	The duties and
responsibilities of the Trustee shall be as provided by the TIA and this Indenture. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(b)	If an Event of Default
has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(c)	Except during the
continuance of an Event of Default:

(i)	The Trustee
need perform only those duties as are required by the TIA or specifically set forth in this Indenture and no other covenants or obligations shall be implied in this Indenture against the Trustee.

(ii)	In the absence
of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(d)	Notwithstanding
anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

(e)	Every provision of
this Indenture that relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

(f)	The Trustee shall not
be liable for interest on any money or assets received by it except as the Trustee may agree in writing. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.2	Rights of Trustee.

Subject to Section 7.1:

(i)	The Trustee
may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(ii)	Before the
Trustee acts or refrains from acting, it may consult with counsel and may require an Officers'
Certificate or an Opinion of Counsel, or both.  The
Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

(iii)	The Trustee
may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(iv)	The Trustee
shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(v)	The Trustee
shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

(vi)	The Trustee
shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(vii)	The Trustee
shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(viii)	the Trustee
shall not be charged with knowledge of any Default or Event of Default unless either (1) a Responsible
Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, (it) the permissive rights of the Trustee to do things under this Indenture shall not be construed as duties, or any Holder.

Section 7.3	Individual Rights of Trustee and Agents.

Each of the Trustee, any Paying Agent and any Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee or such agent.

Section 7.4	Trustee's Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture, or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes, other than the Trustee's certificate of authentication.

Section 7.5	Notice of Default.

If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, interest on any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment
Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to an Asset
Sale Offer, and, except in the case of a failure to comply with Article V hereof, the Trustee may withhold the notice if and so long as it in good faith determines that withholding such notice is in the interest of the Holders.

Section 7.6	Reports by Trustee to Holders.

Within 60 days after each May 15, the
Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

The Company shall promptly notify the
Trustee in writing if the Notes become listed on any securities exchange and the Trustee shall comply with TIA Section 313(d).

Section 7.7	Compensation and Indemnity.

(a)	The Company agrees:

(i)	to pay to the
Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)	except as
otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(iii)	to indemnify
the Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation, expenses and disbursements of its agents, accountants, experts and counsel) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Company (including, without limitation, this
Section 7.7) and of defending itself against any claim (whether asserted by any Holder or the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(b)	The Trustee shall
notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.

(c)	The Company or such
Guarantor will defend the claim and the Trustee will cooperate in the defense. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(d)	The Company need
not reimburse any expense or indemnify the Trustee against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

(e)	To secure the
Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, or interest on, particular
Notes. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

(f)	When the Trustee
incurs expenses or renders services after an Event of Default specified in Section 6.1(viii) or (x) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under Title 11, U.S. Code, or any similar federal or state law.

(g)	The provisions of this
Section 7.7 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(h)	The Trustee shall
comply with the provisions of TIA Section
313(b)(2) to the extent possible.

Section 7.8	Resignation and Removal; Appointment of
Successor.

(a)	No resignation or
removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under Section
7.9, at which time the retiring Trustee shall be fully discharged from its obligations hereunder.

(b)	The Trustee may
resign at any time by giving at least 30 days' advance written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)	The Trustee may be
removed at any time by notice, in writing, of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company.

(d)	If at any time:

(i)	the Trustee
shall fail to comply with Section 7.11 hereof; or

(ii)	the Trustee
shall cease to be eligible under Section 7.11 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)	the Trustee
shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (1) the Company by an appropriate board resolution evidenced by an Officers'
Certificate may remove the Trustee, or (2) subject to Section 6.11, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

(e)	If the Trustee shall
resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by an appropriate board resolution evidenced by an Officers'
Certificate shall promptly appoint a successor
Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner herein provided, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)	If the Trustee, after
written request by the Company or by any Holder who has been a Holder for at least six months, fails to comply with Section 7.11 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or the appointment of a successor Trustee.

(g)	The Company shall
give or cause to be given notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided herein. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 7.9	Acceptance of Appointment by Successor.

Every successor Trustee appointed
hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring
Trustee shall become effective and such successor
Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee.
Upon request of the Company or the successor
Trustee, the retiring Trustee shall execute and deliver an instrument transferring to such successor
Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, in each case subject to the lien of the retiring Trustee granted pursuant hereto. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its
appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

Section 7.10	Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee, provided that such corporation shall be otherwise qualified and eligible under this Article VII. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.11	Trustee Required; Eligibility; Disqualification.

There shall at all times be a Trustee
hereunder which shall be a Person that is eligible pursuant to the TIA to act as such, and has a combined capital and surplus of at least
$50,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York,
New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article VII. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

Section 7.12	Preferential Collection of Claims Against
Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

ARTICLE VIII.
DEFEASANCE AND SATISFACTION AND
DISCHARGE

Section 8.1	Legal Defeasance and Covenant Defeasance.

(a)	Company's Option to
Effect Defeasance or Covenant Defeasance. The Company may at its option, by an appropriate board resolution evidenced by an Officers' Certificate, at any time
(subject to 10-day prior written notification to the Trustee), elect to have the provisions of either
Section 8.1(b) or (c) applied to the outstanding
Notes upon compliance with the conditions set forth below in this Article VIII.

(b)	Legal Defeasance and
Discharge. Upon the Company's exercise of the option provided in Section 8.1(a) applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the outstanding
Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:
(i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in
Section 8.1(d) and as more fully set forth in such Section, payments in respect of the principal and premium (if any) of and interest on such Notes when such payments are due, (ii) the Company's
Obligations with respect to such Notes under Sections 2.4, 2.6, 2.7, 2.10 and 4.2, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.1(b) notwithstanding the prior exercise of its option under Section 8.1(c).

(c)	Covenant Defeasance.  Upon the
Company's exercise of the option provided in
Section 8.1(a) applicable to this Section and compliance with Section 8.1(d), (i) the Company shall be released from its obligations under Sections
4.5 through 4.22, inclusive, and (ii) the occurrence of an event specified in Section 6.1(iv) shall not be deemed to be an Event of Default, on and after the date the conditions set forth below are satisfied
(hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

(d)	Conditions to Legal
Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section
8.1(b) or 8.1(c) to the outstanding Notes:

(i)	The Company
shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes:
(A) cash in U.S. dollars, or (B) non-callable
Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal and premium (if any) of, and interest on the Notes at the Stated
Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes;

(ii)	No Default or
Event of Default shall have occurred and be continuing on the date of such deposit;

(iii)	Such Legal
Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest as described in Section 7.11 and for purposes of the TIA with respect to any securities of the Company;

(iv)	Such Legal
Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which any Issuer or Guarantor is a party or by which it is bound;

(v)	The Company
shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day (or such applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally including avoidance as a preference under Section
547 of the Bankruptcy Code;

(vi)	The Company
shall have delivered to the Trustee an Officers'
Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(vii)	The Company
shall have delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.1(b) or the Covenant Defeasance under Section 8.1(c), as the case may be, have been complied with;

(viii)	In the case of
an election under Section 8.1(b), the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue
Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(ix)	In the case of
an election under Section 8.1(c), the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding
Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(x)	The Company
shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and Legal
Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment
Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

Section 8.2	Satisfaction and Discharge.

In addition to the Company's rights under
Section 8.1, the Company may terminate all of its obligations under this Indenture when:

(i)	all Notes
theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire principal and premium (if any) of and interest on the Notes not theretofore delivered to the Trustee for cancellation;

(ii)	the Company
has paid or caused to be paid all other sums payable hereunder;

(iii)	the Company
has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and

(iv)	the Company
has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.3	Survival of Certain Obligations.

Notwithstanding the satisfaction and
discharge of this Indenture and of the Notes referred to in Section 8.1 or 8.2, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10, 2.11, 2.12, 2.13, 4.1, 4.2,
6.7, Article VII, and Sections 8.5, 8.6 and 8.7 shall survive until no Notes are outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.7, 8.5, 8.6 and 8.7 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

Section 8.4	Acknowledgment of Discharge by Trustee.

After (i) the conditions of Section 8.1 or 8.2 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified in Section
8.3.

Section 8.5	Application of Trust Moneys and Government
Securities.

Subject to the provisions of Section 2.4, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.1(d)(i) in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and premium (if any) of and interest on the Notes, but such money and Government
Securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the
Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 8.1(d)(i) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request by an Officers' Certificate any money or Government
Securities held by it as provided in Section 8.1(d)(i) which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 8.6	Repayment to the Company; Unclaimed Money.

Any money or Government Securities
deposited with the Trustee or the Paying Agent in trust for the payment of the principal and premium
(if any) of and interest on the Notes and remaining unclaimed for two years after it has become due and payable shall be paid to the Company upon written request in the form of an Officers' Certificate, and the Holder of such Notes shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal
(national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7	Reinstatement.
If the Trustee or the Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.1(b) or 8.1(c) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government
Securities in accordance with Section 8.1(b) or 8.1(c); provided, however, that if the Company makes any payment of principal and premium (if any) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE IX.
AMENDMENTS, SUPPLEMENTS AND
WAIVERS

Section 9.1	Without Consent of Holders.

Notwithstanding Section 9.2 of this
Indenture, without notice to or the consent of any Holder, the Company, when authorized by an appropriate board resolution evidenced by an Officers' Certificate, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, and may amend this Indenture or the Notes, for any of the following purposes:

(i)	to cure any
ambiguity, defect or inconsistency; provided that such amendment or supplement does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the legal rights of any Holder;

(ii)	to comply
with Article V;

(iii)	to provide for
uncertificated Notes in addition to or in place of certificated Notes;

(iv)	to comply
with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(v)	to allow any
Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes;

(vi)	to make any
change that would provide any additional benefit or rights to the Holders or that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the legal rights of any Holder; or

(vii)	to make any
other change that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the legal rights of any Holder;

provided that the Company deliver to the Trustee in addition to the documents required by Section 11.6 an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section.

Section 9.2	With Consent of Holders.

Subject to Section 6.7, the Company, when authorized by an appropriate board resolution evidenced by an Officers' Certificate, and the Trustee, may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes).

Without the consent of each Holder of each Note affected thereby, an amendment, supplement or waiver may not (with respect to any Note held by a non-consenting Holder):

(i)	reduce the
principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)	reduce the
principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes (other than provisions set forth in Sections 4.14 and 4.15 of this Indenture);

(iii)	reduce the rate
of or change the time for payment of interest on any Note or extend the PIK Period;

(iv)	waive a
Default or Event of Default in the payment of principal and premium (if any) of, and interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(v)	make any
Note payable in money other than that stated in the Notes;

(vi)	make any
change in provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal and premium (if any) of, and interest on, the Notes;

(vii)	waive a
redemption payment with respect to any Note (other than a payment required by Section 4.14 and 4.15);
or

(viii)	make any
change in the amendment and waiver provisions of this Section 9.2.

Upon the request of the Company
accompanied by an Officers' Certificate in form satisfactory to the Trustee certifying corporate resolutions, authorizing the execution of any amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in
Section 11.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture. It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.3	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section
11.6, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The
Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 9.4	Effect of Supplemental Indentures.

Upon the execution of any supplemental
indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5	Compliance with Trust Indenture Act.

Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.6	Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 9.7	Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting
Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be
obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting
Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.



ARTICLE X.
SUBORDINATION

Section 10.1	Agreement to Subordinate.

The Company agrees, and each Holder by
accepting a Note agrees, that the Obligations under this Indenture and the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders and owners of Senior Indebtedness.

Section 10.2	Liquidation; Dissolution; Bankruptcy.

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the
Company:

(i)	holders and
owners of Senior Indebtedness shall be entitled to receive payment in full of all Obligations with respect to the Senior Indebtedness before Holders shall be entitled to receive any payment of any Obligations with respect to the Notes; and

(ii)	until all
Obligations with respect to Senior Indebtedness (as provided in subsection (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article shall be made to holders and owners of Senior Indebtedness, as their interests may appear, except that Holders may receive securities that are subordinated to at least the same extent as the Notes to (a) Senior Indebtedness and
(b) any securities issued in exchange for Senior
Indebtedness.

Section 10.3	Default on Senior Indebtedness.

The Company may not make any payment
or distribution to the Trustee or any Holders in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Indebtedness that is subordinated to at least the same extent as the Notes to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior
Indebtedness) until all Obligations with respect to the Senior Indebtedness have been paid in full if:

(i)	a default in the
payment of any Obligations with respect to the Senior Indebtedness occurs and is continuing that permits the holders of such Senior Indebtedness to accelerate its maturity or the maturity of which has been accelerated;

(ii)	the Company
receives a notice of or has actual knowledge of a default, other than a payment default, under any Senior Indebtedness permitting an acceleration thereof or that would permit an acceleration thereof with the giving of notice or the passage of time or both, but payments may and shall thereafter be resumed if such payment is then otherwise permitted by the Indenture and the maturity of such Senior Indebtedness has not been or does not remain accelerated;

(iii)	the Company
receives a notice from holders of a majority in aggregate principal amount of the Senior Notes of a default thereon, but payments may and shall thereafter be resumed upon such time as the default is cured; or

(iv)	any judicial
proceeding shall be pending with respect to a default on Senior Indebtedness.

The Company may and shall resume
payments on and distributions in respect of the Notes and may acquire them when the default is cured or waived if this Article otherwise permits the payment or acquisition at the time of such payment or acquisition; provided that such payments and distributions with respect to Notes will again be subject to the limitations of this Section 10.3 if a subsequent default under the same provisions of the instrument governing Senior Indebtedness occurs after a similar default has been cured or waived, except that in no event shall the same set of facts give rise to more than one 180-day period under clause (ii) above, and except that payments in respect of the Notes may not be delayed by this
Section 10.3 more than once in respect of the same issue of Senior Indebtedness or more than once during any 360 consecutive days with respect to any or all issues of Senior Indebtedness.

Section 10.4	Acceleration of Securities.

If payment of the Notes is accelerated
because of an Event of Default, the Company shall promptly notify holders and owners of Senior
Indebtedness of the acceleration. In such event, Holders will not be entitled to receive or retain any payment before all Senior Indebtedness has been paid in full.

Section 10.5	When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder has actual knowledge such payment is prohibited by Section 10.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders and owners of Senior Indebtedness as their interests may appear or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders and owners of Senior Indebtedness.

If a distribution is made to the Trustee or any Holder that because of this Article 10 should not have been made to it, the Trustee or such Holder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders and owners of Senior
Indebtedness as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders and owners of Senior Indebtedness.

With respect to the holders and owners of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10 and no implied covenants or obligations with respect to the holders or owners of Senior
Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders or owners of Senior Indebtedness, and shall not be liable to any such holders or owners if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders or owners of Senior
Indebtedness shall be entitled by virtue of this
Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.6	Notice by Company.

The Company shall promptly notify the
Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior
Indebtedness provided in this Article.

Section 10.7	Subrogation.

After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders and owners of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness.
A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.8	Relative Rights.

This Article defines the relative rights of Holders and holders of Senior Indebtedness.
Nothing in this Indenture shall:

(i)	impair, as
between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of (and premium, if any) and interest on the Notes in accordance with their terms;

(ii)	affect the
relative rights of Holders and creditors of the Company other than their rights in relation to holders and owners of Senior Indebtedness; or

(iii)	prevent the
Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior
Indebtedness to receive distributions and payments otherwise payable to Holders.

If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.9	Subordination May Not Be Impaired by
Company.

No right of any holder or owner of Senior
Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 10.10	Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders or owners of Senior
Indebtedness, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders and owners of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
10.

Section 10.11	Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this
Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee or Paying Agent may continue to make payments on the Notes unless it shall have received at its Corporate Trust Office at least five
Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company, a Representative or a holder or owner of an issue of Senior Indebtedness that has no Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under Section 7.7 hereof.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.
Any Agent may do the same with like rights.

Section 10.12	Authorization to Effect Subordination.

Each Holder of a Note by his acceptance
thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 10.13	Trustee's Fees Not Prejudiced.

Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other
Sections in this Indenture.

ARTICLE XI.
MISCELLANEOUS

Section 11.1	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 11.2	Notices to Company and Trustee.

Any notices or other communications
required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to the Company:

ORBIMAGE Inc.
21700 Atlantic Boulevard
Dulles, Virginia 20166
Attn:	Chief Financial Officer
Facsimile:	703-480-7544

If to the Trustee:

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attn: Issuer Services
Facsimile: 212-523-1300

Each of the Company and the Trustee by written notice as specified herein to each other Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made: as of the date delivered, if personally delivered; when receipt is confirmed, if sent by facsimile; and five calendar days after mailing, if sent by registered or certified mail, postage prepaid; provided that a notice of change of address shall not be deemed to have been given until actually received by the addressee.

Section 11.3	Notices to Holders.

Where this Indenture provides for notice to Holders, such notice shall be sufficiently given
(unless otherwise herein expressly provided) if in writing and: (i) in the case of a Global Note, by facsimile or by overnight mail to the Depository;
and (ii) in the case of Notes other than a Global
Note, by first-class mail, postage prepaid, in each case to each Holder affected at his address as it appears in the Note Register, and shall be sufficiently given if sent not later than the latest date (if any) and not earlier than the earliest date (if any) prescribed for the giving of such notice.
Neither the failure to mail any such notice nor any defect in any notice so mailed to any particular
Holder shall affect the sufficiency of such notice with respect to other Holders. Notice may be waived in writing by any Person entitled to receive such notice, either before or after the event requiring notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 11.4	Trustee, Paying Agent and Registrar
Procedures.

The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at meetings of Holders, and the Paying Agent and the Registrar may make reasonable rules for their functions.

Section 11.5	Communication by Holders of Notes with Other
Holders of Notes.

Holders may communicate pursuant to TIA
Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The
Company, the Trustee, the Regsitrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.6	Compliance Certificates and Opinions.

(a)	Upon any application
or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the TIA and under this Indenture. Each such certificate or opinion required to be made under this Indenture shall be given in the form of an Officers'
Certificate, if to be given by the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirement set forth in this Indenture.

(b)	Every certificate or
opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)	a statement
that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)	a brief
statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)	a statement
that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)	a statement as
to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 11.7	Form of Documents Delivered to Trustee.

(a)	In any case where
several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)	Any Officers'
Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel submitted therewith, unless such Officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate is based is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of officers of the Company submitted therewith stating the information on which such counsel is relying, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

Section 11.8	Acts of Holders; Registered Holders; Record
Dates.

(a)	Any request, demand,
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more written instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing;
and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments
(and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)	The fact and date of
the execution by any Person of any such instrument or writing pursuant to this Section may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)	The ownership of
Notes shall be proved by the Note Register.

(d)	Any request, demand,
authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)	The Company may
set any day as a record date for the purpose of determining the Holders of outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes;
provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in paragraph (f) below. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required pursuant to Section 2.5) prior to such first solicitation. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date.
Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph
(whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 11.2.

(f)	The Trustee may set
any day as a record date for the purpose of determining the Holders of outstanding Notes entitled to join in the giving or making of (i) any notice hereunder, (ii) any declaration of acceleration referred to in Section 6.2, (iii) any request to institute proceedings referred to in Section 6.6 or
(iv) any direction referred to in Section 6.5. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph
(whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 11.2.

(g)	Without limiting the
foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 11.9	Successors and Assigns.

All covenants and agreements of the
Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.10	Severability.

In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 11.11	Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.12	Governing Law; Jurisdiction.

This Indenture and the Notes shall be
governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed entirely within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York or the United States federal courts sitting in the State of New York and the appellate courts having jurisdiction of appeals in such courts in any action or proceeding arising out of or relating to this Indenture.

Section 11.13	Legal Holidays.

In any case where any Interest Payment
Date, Proceeds Purchase Date or Change of Control
Payment Date of any Note shall not be a Business
Day, then, notwithstanding any other provision of this Indenture or of the Notes, payment of interest on or principal and premium (if any) of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment
Date, Proceeds Purchase Date or Change of Control
Payment Date, as the case may be.

Section 11.14	No Recourse Against Others; Limitation on
Liability.

Notwithstanding anything contained in this
Indenture or the Notes to the contrary, (i) except for the Company and the Guarantors to the extent provided in clause (ii) below, no Person shall have any liability whatsoever with respect to or arising out of this Indenture, the Notes, or the Company's obligations thereunder or any agreements or documents executed by the Company in connection therewith and (ii) claims with respect to this Indenture, the Notes and any obligations thereunder or under any agreements or documents executed in connection therewith shall be satisfied solely from the assets of the Company and the Guarantors.
Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.15	Counterparts.

This Indenture may be executed in any
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


IN WITNESS WHEREOF, the parties
hereto have caused this Indenture to be duly executed as of the day and year first above written.

ORBIMAGE INC.
By:
Name:
Title:

HSBC BANK USA,
as Trustee
By:
Name:
Title:


EXHIBIT A

(FORM OF FACE OF NOTE)

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor
Depositary or a nominee of such successor
Depositary. Unless this certificate is presented by an authorized representative of The Depository
Trust Company, a New York corporation ("DTC"),
New York, New York, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC
(and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL inasmuch as the
registered owner hereof, Cede & Co., has an interest herein.[1]

THE NOTE (OR ITS PREDECESSOR)
EVIDENCED HEREBY WAS ORIGINALLY
ISSUED IN A TRANSACTION EXEMPT FROM
REGISTRATION UNDER SECTION 5 OF THE
UNITED STATES SECURITIES ACT OF 1933,
AS AMENDED (THE "SECURITIES ACT"),
AND THE NOTE EVIDENCED HEREBY MAY
NOT BE OFFERED, SOLD OR OTHERWISE
TRANSFERRED IN THE ABSENCE OF SUCH
REGISTRATION OR AN APPLICABLE
EXEMPTION THEREFROM.   THE HOLDER OF
THE NOTE EVIDENCED HEREBY AGREES
FOR THE BENEFIT OF ORBIMAGE INC. AND
ITS SUCCESSORS (THE "COMPANY") THAT
(A) SUCH NOTE MAY BE RESOLD, PLEDGED
OR OTHERWISE TRANSFERRED, ONLY IN
ACCORDANCE WITH AN EXEMPTION FROM
THE REGISTRATION REQUIREMENTS OF
THE SECURITIES ACT (AND BASED UPON
AN OPINION OF COUNSEL IF THE COMPANY
OR TRUSTEE, REGISTRAR OR TRANSFER
AGENT FOR THE SECURITIES SO
REQUESTS), (2) TO THE COMPANY OR (3)
PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT AND, IN EACH CASE, IN
ACCORDANCE WITH ANY APPLICABLE
SECURITIES LAWS OF ANY STATE OF THE
UNITED STATES OR ANY OTHER
APPLICABLE JURISDICTION AND (B) THE
HOLDER WILL, AND EACH SUBSEQUENT
HOLDER IS REQUIRED TO, NOTIFY ANY
PURCHASER FROM IT OF THE NOTE
EVIDENCED HEREBY OF THE RESALE
RESTRICTIONS SET FORTH IN (A) ABOVE.

[1]This paragraph should be included only if the Note is issued in global.


ORBIMAGE INC.

Senior Subordinated Notes due 2008

No.  ___

CUSIP #_________

ORBIMAGE INC., a Delaware corporation
(the "Company"), promises to pay to ________ or its registered assigns, the principal sum indicated on Schedule A on June 30, 2008.

Interest Payment Dates: June 30 and
December 31, commencing on December 31, 2003.

Interest will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from ___________ ____, ____[insert Issue Date].

Record Dates:  June 15 and December 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company
has caused this Note to be signed manually or by facsimile by its duly authorized officer.


ORBIMAGE INC.
By:
Name:
Title:
Dated:  ________


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Senior Subordinated Notes due 2008 referred to in the within-mentioned
Indenture.

					,
as Trustee

By:
Authorized Officer


(FORM OF Reverse Side of Note)

Senior Subordinated Notes due 2008

Capitalized terms used herein shall have the meanings ascribed to them in the Indenture (as defined below) unless otherwise indicated.

1.	Interest.  ORBIMAGE INC., a
Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note as set forth herein. This Note will bear interest at the rate of 13.625% per annum, commencing December
31, 2003 through December 31, 2004, which interest shall be capitalized on each Interest
Payment Date and added to the principal.
Commencing on January 1, 2005, this Note will bear interest at the rate of 11.625% per annum, payable in cash, beginning on June 30, 2005. The
Company will pay interest semi-annually in arrears on each Interest Payment Date.

The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the rate borne by this Note plus 2% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.  The Company
shall pay the principal and premium, if any, of or interest on, the Notes on the dates and in the manner provided herein and in the Indenture. Principal and premium, if any, of or interest on, Definitive Notes will be payable, and Definitive Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, interest and on, Global Notes will be payable by the Company through the Trustee to the Depositary by wire transfer of immediately available funds.
Holders of Definitive Notes will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive
Note, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

3.	Paying Agent and Registrar.
Initially, HSBC Bank USA, a New York banking corporation and trust company (the "Trustee", which term includes any successor trustee under the Indenture referred to below), will act as Paying
Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to or consent of the Holders.

4.	Indenture.  The Company issued this
Note under an Indenture, dated as of _______ __, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) (the
"TIA"), as in effect on the date of the Indenture, except as otherwise provided in the Indenture.
Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general obligations of the Company limited in aggregate principal amount to $________________. Each
Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends or make other distributions, repurchase any capital stock or subordinated Indebtedness, make certain investments, create certain Liens, enter into certain transactions with Affiliates, sell assets, enter into certain mergers and consolidations, restrict such Restricted Subsidiaries from making certain dividend and other payments, enter into Sale and Leaseback Transactions, and issue or sell capital stock of Restricted Subsidiaries of the Company and make capital expenditures. Such limitations are subject to important qualifications and exceptions.
The Company must annually report to the Trustee on compliance with such limitations. The Indenture requires the Company to cause any Person that becomes a Restricted Subsidiary of the Company after the Issue Date to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee the Notes.

5.	Mandatory Redemption; Offer to
Purchase. Except as set forth in Section 3.8 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

	Section 3.8 of the Indenture provides that, on or before the 10th day after the end of first fiscal quarter following the fiscal quarter in which the Senior Notes are repaid in full and on or before the 10th day after the end of each six-month period thereafter, subject to the conditions and limitations contained in the Indenture, the Company will use
100% of its Unrestricted Cash to redeem Notes in accordance with the procedures set forth in the Indenture at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

Sections 4.14 and 4.15 of the Indenture
provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to the conditions and limitations contained therein, the Company will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

6.	Denominations, Transfer, Exchange.
The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest
Payment Date.

7.	Persons Deemed Owners.  The
registered Holder of a Note may be treated as its owner for all purposes.

8.	Unclaimed Money or Notes Paid in
Kind. If money or Notes paid in kind for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company and return the Notes issued as payment in kind to the Company, after which all liability of the Trustee and Paying
Agent with respect to such money and Notes shall cease.

9.	Discharge Prior to Redemption or
Maturity. If the Company at any time deposits with the Trustee U.S. dollars or Government Securities sufficient to pay the Obligations on the Notes to redemption or maturity, and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, and interest payable on, the Notes).

10.	Amendment; Supplement; Waiver.
Subject to certain exceptions as set forth in Section
9.2 of the Indenture, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and certain existing Defaults or Events of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may make such amendments or supplements to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with Article V of the Indenture (dealing with certain mergers and consolidations) or make any other change that does not adversely affect the legal rights of any Holder of a Note.

11.	Defaults and Remedies.  If an Event
of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received security or indemnity reasonably satisfactory to the Trustee. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal of, or interest payable on the Notes) if it determines that withholding notice is in the Holders' interest.

12.	Trustee's Dealings with Company.
The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee, subject to the provisions of TIA Section 310.

13.	No Recourse Against Others;
Limitation on Liability. Notwithstanding anything contained in the Indenture or the Notes to the contrary, (i) except for the Company to the extent provided in clause (ii) below, no Person (including, without limitation, the past, present or future directors, officers, shareholders and employees of the Company) shall have any liability whatsoever with respect to or arising out of the Indenture, the Notes or any of the Company's obligations thereunder or any agreements or documents executed by the Company in connection therewith and (ii) claims with respect to the Indenture, the Notes and any obligations thereunder or under any agreements or documents executed in connection therewith shall be satisfied solely from the assets of the Company and its Subsidiaries. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

14.	Authentication.  This Note shall not
be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.	Abbreviations.  Customary
abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=
Custodian), and U/G/M/A (=Uniform Gifts to
Minors Act).

16.	CUSIP Numbers.  Pursuant to a
recommendation promulgated by the Committee on Uniform Security Identification Procedures, the
Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption.

17.	Governing Law.  THE INDENTURE
AND THIS NOTE SHALL BE GOVERNED BY,
AND CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE INTERNAL LAW
OF THE STATE OF NEW YORK AS APPLIED
TO CONTRACTS MADE AND PERFORMED
ENTIRELY WITHIN THE STATE OF NEW
YORK, WITHOUT REGARD TO PRINCIPLES
OF CONFLICT OF LAWS.

18.	Indenture.  Each Holder, by
accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Company will furnish without charge to any Holder of a Note upon written request a copy of the Indenture, which has the text of this Note printed therein. Requests may be made c/o
ORBIMAGE Inc., 21700 Atlantic Boulevard,
Dulles, Virginia 20166, Attn:  Secretary.


SCHEDULE A

SCHEDULE OF INCREASES OR
DECREASES IN GLOBAL NOTE

The initial principal amount at maturity of this Global Note shall be $________. The following increases or decreases in this Global Note have been made:

Principal Amount   _________________

Amount of :
			  decrease in
			  increase in
 of this Global Note (or Exchange Note)

Principal Amount  of the Global Note (or
Exchange Note) following such increase or decrease
$
By:
Authorized Officer
Date:  _________________


EXHIBIT B

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:






(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
						, agent
to transfer this Note on the books of the Company.
The agent may substitute another to act for it.

Date:  ____________________

Signed:  __________________

(Signed exactly as your name appears on the other side of this Note)

Signature Guarantee:
_________________________________________


In connection with any transfer of this Note
occurring prior to the date which is the earlier of (i)
the date of the declaration by the Securities and
Exchange Commission of the effectiveness of a
registration statement under the Securities Act of
1933, as amended (the "Securities Act") covering
resales of this Note (which effectiveness shall not
have been suspended or terminated at the date of the
transfer) and (ii) ____________ ____, 2004, the
undersigned confirms that it has not utilized any
general solicitation or general advertising in
connection with the transfer and that this Note is
being transferred:
___________________________
(Check One)

(1) __	to the Company or a Subsidiary thereof; or

(2) __	pursuant to an effective registration statement under
the Securities Act; or

(3) __	pursuant to an available exemption from the
registration requirements of the Securities Act.

	Unless one of the boxes is checked, the
Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the Holder thereof; provided that if box (3) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

	If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.6 of the Indenture shall have been satisfied.

Date: ____________________

Signed:  __________________
(Signed exactly as your name appears on the other side of this Note)

Signature Guarantee:
_________________________________________
NOTICE: Your signature must be
guaranteed by an Institution which is a member of one of the following recognized signature
Guarantee Programs: (i) The Securities Transfer
Agent Medallion Program; (ii) The New York
Stock Exchange Medallion Program; (iii) The Stock
Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.


OPTION OF HOLDER TO ELECT
PURCHASE

If you elect to have this Note purchased by the Company pursuant to Section 4.14 or Section
4.15 of the Indenture, check the appropriate box:

Section 4.14 [     ]

Section 4.15 [     ]

If you elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$________________

Dated: _________________________

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:
_________________________________

NOTICE: Your signature must be
guaranteed by an Institution which is a member of one of the following recognized signature
Guarantee Programs: (i) The Securities Transfer
Agent Medallion Program; (ii) The New York
Stock Exchange Medallion Program; (iii) The Stock
Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.



|ext3c.txt||


|ext3c.txt||